UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12
Allegro MicroSystems, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2022NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
Innovation with Purpose Allegro microsystems

LETTER TO SHAREHOLDERS

Manchester, NH
June 22, 2022

Dear Shareholder,
You are cordially invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Allegro MicroSystems, Inc. at 8:30 a.m. Eastern time on Thursday, August 4, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. We believe that the online, virtual meeting format enables the Annual Meeting to be accessible for all of our shareholders despite the uncertainty regarding the public health situation caused by COVID-19.
Holders of record of the Company’s outstanding shares of common stock, as of the close of business on June 9, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Every shareholder vote is important. Whether or not you plan to attend the Annual Meeting online, it is important that your shares of common stock be represented and voted at the Annual Meeting. Therefore, I urge you to promptly submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
On behalf of the Board of Directors, thank you for your support of Allegro MicroSystems.
Sincerely,
Yoshihiro (Zen) Suzuki
Chairman of the Board of Directors

INNOVATION WITH PURPOSE

ALLEGRO MICROSYSTEMS, INC.
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

Date and Time	Location	Who Can Vote
August 4, 2022 (Thursday) 8:30 a.m. Eastern time	Online at: https:// meetnow.global/MMASC6Z	Shareholders as of June 9, 2022 are eligible to vote

Time	8:30 a.m., Eastern time on Thursday, August 4, 2022

Place
You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: https://meetnow.global/MMASC6Z at the meeting date and time. Beneficial holders may be required to register in advance to attend the Annual Meeting, See the attached proxy statement for additional information. There is no physical location for the Annual Meeting.

Items of Business
1.To elect Yoshihiro (Zen) Suzuki, David J. Aldrich, Kojiro (Koji) Hatano and Paul Carl (Chip) Schorr IV as Class II Directors to serve until the 2025 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified;
2.To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023;
3.To approve, on an advisory basis, the preferred frequency of future advisory votes on executive compensation; and
4.To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Voting
Your vote is very important. Please submit your proxy even if you plan to attend the Annual Meeting. To submit a proxy to vote your shares over the Internet or by telephone, please follow the instructions on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form.

Who Can Vote
Holders of record of our outstanding shares of common stock as of the close of business on June 9, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such shareholders will be open to the examination of any shareholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting at the Company’s offices at 955 Perimeter Road, Manchester, New Hampshire, 03103. The list of these shareholders will also be available to view during the Annual Meeting for shareholders that attend the meeting online at the website noted above.

INNOVATION WITH PURPOSE

INNOVATION WITH PURPOSE

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Allegro MicroSystems, Inc. (“we,” “us,” “our,” the “Company” or “Allegro”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Thursday, August 4, 2022 (the “Annual Meeting”), at 8:30 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In light of the ongoing COVID-19 pandemic, and in order to provide accessibility to the meeting to all shareholders, the Annual Meeting will be a completely virtual meeting that will be conducted via live, online webcast. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting: https://meetnow.global/MMASC6Z at the meeting date and time. In order to attend, if you hold your shares through an intermediary, such as a bank or broker, you must register in advance prior to the deadline of 5:00 p.m. Eastern time on August 1, 2022. Please refer to “How can I attend the Annual Meeting?” for information on how to register. There is no physical location for the Annual Meeting.
Holders of record of outstanding shares of common stock, $0.01 par value per share (“Common Stock”), as of the close of business on June 9, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 190,803,354 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 25, 2022 (the “2022 Annual Report”) will be released on or about June 22, 2022 to our shareholders on the Record Date.
Information contained on, or that can be accessed through, our website is not incorporated by reference in this proxy statement and does not form a part of this proxy statement. The inclusion of links and website addresses in this proxy statement are textual references only.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 4, 2022
This Proxy Statement and our 2022 Annual Report are available at investors.allegromicro.com/financials/annual-reports.
Proposals
At the Annual Meeting, our shareholders will be asked:

Proposals	Board Vote Recommendation	For Further Details
To elect Yoshihiro (Zen) Suzuki, David J. Aldrich, Kojiro (Koji) Hatano and Paul Carl (Chip) Schorr IV as Class II Directors to serve until the 2025 Annual Meeting of Shareholders, and until each such director’s respective successor is elected and qualified
	“FOR” each director nominee	Page 13
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023	“FOR”	Page 24
To approve, on an advisory basis, the preferred frequency of future advisory votes on executive compensation	“EVERY YEAR”	Page 26
To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting
We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.

INNOVATION WITH PURPOSE	1

PROXY STATEMENT SUMMARY
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:
a.FOR the election of each of Yoshihiro (Zen) Suzuki, David J. Aldrich, Kojiro (Koji) Hatano and Paul Carl (Chip) Schorr IV as Class II Directors to serve until the 2025 Annual Meeting of Shareholders;
b.FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023; and
c.for EVERY YEAR as the recommended frequency of future advisory votes on executive compensation.
If any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You have received these proxy materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making this proxy statement and our 2022 Annual Report available to our shareholders electronically via the Internet. On or about June 22, 2022, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card or voting instruction form included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered a single copy of the 2022 Annual Report, proxy statement or Notice, as applicable, to multiple shareholders who share an address, unless we received contrary instructions prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the 2022 Annual Report, proxy statement or Notice, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the 2022 Annual Report, proxy statement or Notice, or separate copies of proxy materials in the future, contact our transfer agent at (800) 736-3001 or write them at Computershare, P.O. Box 505000, Louisville, KY 40233-5000.
If you are currently a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please contact Computershare at the above phone number or address.

INNOVATION WITH PURPOSE	2

FISCAL YEAR 2022 BUSINESS HIGHLIGHTS

Total Net Sales
•Automotive sales grew 34% over the prior year, with strong growth in vehicle electrification and Advanced Driver Assistance Systems applications
•Industrial sales grew 40% over the prior year, with momentum in data center cooling, electrified vehicle charging, and renewable energy applications
•Other sales grew 6% from the prior year, driven by consumer products

$768.7 million
30% growth year-over-year

Gross Margins		•Our continued margin expansion is the result of the strong execution of our multi-year strategic transformation
53.0%	54.1%
GAAP basis	Non-GAAP basis (1)
GAAP gross margin improved from 47.2% in FY21 to 53.0% in FY22

Net Cash Provided by Operating Activities		•Net cash provided by operating activities was 20% of total net sales
$156.1 million
The company ended the year with $289.8 million in cash, restricted cash and equivalents
(1) Non-GAAP gross margin is a non-GAAP financial measure. Refer to Appendix A for additional information regarding this measure including a reconciliation to the most directly comparable GAAP financial measure.

INNOVATION WITH PURPOSE	3

CORPORATE RESPONSIBILITY AND SUSTAINABILITY HIGHLIGHTS
At Allegro, we are committed to a values-based culture, and we believe that corporate responsibility, sustainability, employee engagement, good governance, and community impact go hand-in-hand. We strive to operate our Company in a responsible manner to create a workplace where our employees thrive, to have a positive impact on our communities, and to develop products that help move the world toward a safer and more sustainable future.
We believe that innovative products should leave their mark on our world, but not our planet.
Our environmental, social and governance (ESG) activities are aligned to our core values, and we are committed to acting responsibly in every aspect of our operations—from managing our environmental impact, to building inclusive workplaces, to making positive contributions to the communities where we live and work.
It is how we create real, long-term value for our ecosystem of employees, customers, supply chain partners, and stockholders.

Our Values
Integrity is the foundation of everything we do at Allegro. We seek to honor the spirit of our values, doing the right thing for the right reason at all times.
Innovate With Purpose We meet each challenge with thoughtful, impactful innovation - which leads to a better tomorrow
Collaborate Globally We work together as one team - which leads to the best business decisions
Exceed Customer Expectations We anticipate and exceed our customer's needs - which leads to stronger business partnerships
Empower With Trust We encourage and trust employees to make sound decisions - which leads to a strong, enabled workforce
Achieve With Excellence We are never satisfied with the status quo - which leads to higher standards of performance
Develop Timely Solutions We proactively develop solutions and resolve issues effectively - which leads to greater success
Guided by our core values, we are committed to innovation with purpose - keeping sustainability, our people, and communities top of mind.

Sustainability

The future is efficient, and we’re helping power the development of safe and sustainable technologies of tomorrow—today. Our products are designed to create positive environmental and social impacts by helping our customers address global challenges related to carbon emissions, energy efficiency, and clean, renewable energy.

INNOVATION WITH PURPOSE	4

CORPORATE RESPONSIBILITY AND SUSTAINABILITY

Our sensor and power semiconductors address critical global challenges related to energy efficiency, vehicle emissions and clean and renewable energy.
•Our Current Sensor Integrated Circuits (ICs) provide a low loss means to measure current in motion control and electrification systems, greatly reducing the power consumption in these applications.
•Our Brushless DC Motor Driver ICs facilitate the transition from inefficient brushed and single phase motors to electrically efficient 3-phase motors - resulting in significant power consumption savings in data centers and cars.
•Our Engine and Transmission Sensor ICs greatly enhance the efficiency of internal combustion vehicles, resulting in reduced CO2 emissions and lower gasoline consumption.
•Our highly integrated and embedded solutions, like our Current Sensor ICs, Angle Sensor ICs and Brushless DC Fan Driver ICs, typically enable elimination of additional components in the end-application, reducing electronic waste.

Making an Impact: Product Highlights
Our QuietMotionTM fan driver ICs improve the energy efficiency of data center cooling systems globally. We estimate an annual energy savings potential of ~6 billion kilowatt-hours - the equivalent of a small country going dark for a whole year.

Our linear and angle position sensor ICs enable significant safety and efficiency advancements in electric power steering (EPS) systems. Over the last decade, EPS systems equipped with Allegro’s position sensors have cumulatively saved an estimated 7 million metric tons of CO2 emissions.

Our ultra-low resistance flip-chip current sensor ICs are up to 80% more energy efficient compared to competing shunt solutions in industrial automation and robotics applications. We estimate that these sensor ICs have saved more than 400 million kilowatt-hours of electricity usage in industrial applications alone - enough to power the San Francisco Bay Area’s public transportation for a year.

At Allegro, we’re taking a sustainability-first approach to semiconductor design and manufacture, integrating sustainable practices throughout our supply chain and operations with a focus on using resources responsibly and maintaining healthy, vibrant communities. We maintain a commitment to social responsibility in our supply chain and disclosure of the environmental impact of our business operations.
Additional information on the environmental policies and the code of conducts listed below can be found on the “Sustainability” section of our website, allegromicro.com/en/about-allegro/corporate-responsibility/sustainability.
•Environmental Policies
◦Climate Change Policy
◦Water Policy
◦Supplier Code of Conduct
◦Vendor Code of Conduct
◦UK Modern Slavery Act
◦Quality Policy
•We are a member of the Responsible Business Alliance, the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains.
•We disclose the environmental impact of our business operations via the Carbon Disclosure Project (CDP), reporting on Climate Change and Water Security. In the 2021 reporting cycle, we were recognized for our awareness of climate change issues in line with regional averages and coordinated action on water conservation in line with regional and sector averages.
•We strive to adhere to international standards and regulations regarding manufacturing and business procedures and product composition, including IATF16949:2016 Automotive Quality Management System and ISO14001 Environmental Management System.

INNOVATION WITH PURPOSE	5

CORPORATE RESPONSIBILITY AND SUSTAINABILITY
•We work to install energy-conscious and eco-friendly infrastructure where we can in our facilities, like LED lighting and low-flow water systems, as well as EV charging stations. New employees receive eco-mugs to use in place of single-use cups, which have been removed from our U.S. coffee stations.
•We constantly look for ways to conserve energy consumption and environmental waste and encourage the use of renewable energy. The Company’s largest facility, Allegro MicroSystems Philippines Inc. (AMPI), has undergone several initiatives to minimize our environmental impact:
◦Successfully completed several energy saving initiatives that help save approximately 1 million kWh of electricity annually;
◦In 2022, AMPI plans to install 60 kW of solar panels in two phases, with phase one already completed. The solar project is expected to reduce AMPI’s carbon emissions by approximately 62.3 MT CO2e annually;
◦Effectively recycled approximately 1.25 million gallons of water from its saw operation and saved a total 2.9 MT of paper and plastic carriers annually through its Paperless Receipt Traveler Project; and
◦Launched Site Green Transformation Projects and plans to grow approximately 3,000 trees, shrubs, and plants.

Our People

We invest in our employee innovators. Our global team collaborates to solve some of the biggest problems facing the world today. That is why we foster a culture of diversity, development and engagement.

We believe in innovation with purpose, and our success is a result of the dedication, talent, and commitment of our employees. We are an equal opportunity employer, and we are committed to fostering diversity, inclusivity, and global collaboration to fuel our innovation. Globally, women represent 18% of our employees in engineering/technical roles, and 14% of our engineering/technical management roles. Over the past 12 months, 17% of our hires were early career. We also expanded our diversity in leadership last year, adding women and people of color to our executive team. We continue to make efforts to recruit global new talent from a diverse slate of candidates across all functions and levels of the organization, partnering with an organization that specializes in diverse recruiting. The diversity of our people, together with their unique ideas and perspectives, enables us to work together toward Allegro’s vision and mission.
Three of our core values: collaborate globally, innovate with purpose, and empower with trust, are key to creating a culture where everyone’s ideas are valued. We have developed a more holistic diversity, equity, and inclusion (DEI) strategy, including executive sponsorship, the launch of a DEI Council, formation of affinity groups, an increased focus on diversity recruiting, education and targeted training. We know that our Company, business goals and our communities are best served when our employees are drawn from a diversity of backgrounds. As such, we are highly focused on increasing our efforts to recruit new members of our highly talented team from underrepresented communities.
Additionally:
•We invest in the ongoing development of our employees and provide education assistance to help mitigate the costs of certification and degree programs, as well as assistance toward the repayment of student debt, an attractive and innovative benefit.
•We curate a centralized and broadly used learning management system that houses our training courses, certifications, and compliance modules.
•Our talent management system and processes promote career-focused discussions, development and succession planning.
•We’re expanding our learning and professional development strategy to develop a culture of continuous learning, with a focus on leadership and management development, upskilling of employees and employee coaching and mentoring.

INNOVATION WITH PURPOSE	6

CORPORATE RESPONSIBILITY AND SUSTAINABILITY
•We have an employee-driven, global wellness team that delivers regular engaging content, team challenges, perks like Fitbit discounts and other activities to promote health and well-being of our employees and their families.
•We have launched a Global Employee and Family Assistance Program to better support employees and their families’ mental health and overall well-being.
•We have strong participation in our periodic global employee surveys, and recently partnered with an organization to formalize data collection focused on employee engagement.
•We also offer peer-to-peer recognition programs, like our High-Five or the Allegro Values award program, where employees can recognize each other’s achievements and contributions. Our annual bonus program is designed to pay for performance to recognize outstanding employee contributions.
•We have established select career ladders that support career growth and development through professional or management tracks.

Making an Impact: Program Highlights
We’ve paid over $100K in tuition costs for employees in the last 12 months.
Since our student debt assistance program debuted in 2018, we’ve paid more than $460K toward employees’ student debt, saving employees over $542K in principal and interest.
In the last 12 months, almost 90% of our employees participated in our robust and ever-expanding learning management system, with over 100K course completions.
We’ve awarded almost $100K in scholarship funding for the education of our U.S. employees’ children.
Globally we have matched more than $100k in charitable donations in the last 12 months.
Our U.S. Dollars for Doers program has provided more than $19K in support of organizations where employees have volunteered their personal time.
A recent Cultural Values Assessment showed improvement in the measure of a healthy culture and scored above the industry benchmark. Actions were taken to further increase the score.
Our teams recognized and celebrated the achievements of their peers 461 times during the fiscal year using our innovative High-Five program. One-third of those were a result of employees recognizing each other across different countries - a testament to our global collaboration.

Communities

We are committed to being a responsible corporate citizen in every community in which we operate, and continue to maintain and improve processes designed to reduce the possibility of complicity in human rights violations

We strive to have a positive impact in our communities and encourage community engagement by our employees. We are proud to support our employees’ causes and match contributions by our employees. Some of our community-focused programs include:
•A generous matching gift program for employee donations to qualified nonprofit organizations;
•A volunteer-matching program, “Dollars for Doers” that matches employees’ volunteer hours with in-kind monetary donations to qualified nonprofit organizations;
•Company volunteer days and community service projects, including community and coastal clean-ups and tree planting. Our corporate sponsorship programming, targeted at STEM education programs and community related programs, such as FIRST Robotics, the Red Cross and local animal shelters;
•Being there when it counts. We uncap our charitable donation matching policies for disaster relief donations globally, most recently in support of Ukraine refugees. We are proud to have donated vital PPE to hospitals and first responders around the world as well as 2,000 vaccine doses to cities in the Philippines during the COVID-19 pandemic.

INNOVATION WITH PURPOSE	7

CORPORATE RESPONSIBILITY AND SUSTAINABILITY
Governance
Our management and Board are committed to furthering our Corporate Social Responsibility and ESG programs and are highly engaged in the work to maintain alignment of our long-term strategy and operations with these core values and goals. An ESG Steering Committee was formed in FY22 to lead these efforts. The Committee has executive and management sponsorship from the Chief Executive Officer, Chief Financial Officer, General Counsel and Chief Information Officer, and consists of a senior management team that includes our Chief Human Resources Officer, Senior Corporate Counsel, Senior Director of Investor Relations & Marketing and Communications, Director of U.S. Facilities & Corporate Process Engineering, Vice President of Supply Chain, Vice President of Global Assembly, Test Operations & Manufacturing, and Senior Director of Quality & Reliability, alongside our newly appointed ESG Manager.
On a quarterly basis, senior management reports on key ESG activities to the Board’s Nominating Corporate and Governance Committee. The Nominating Committee provides oversight on ESG initiatives and reviews regular updates on our strategy. We intend to continually monitor our activities and achievements in these areas and report on them on our Corporate Responsibility webpage located at allegromicro.com/en/about-allegro/corporate-responsibility. We encourage our employees, community members and stockholders to check this webpage for updates as we continuously improve our efforts and realize important results in these critical areas.

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QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING OF SHAREHOLDERS
1.Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is June 9, 2022. You are entitled to vote at the Annual Meeting only if you were a shareholder at the close of business on the Record Date. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. Holders of Common Stock vote as a single class on any matter that is submitted to a vote of shareholders, unless otherwise required by law or our Amended and Restated Certificate of Incorporation. At the close of business on the Record Date, there were 190,803,354 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
2.    What is the difference between being a “Registered Holder” and holding shares in “street name” as a “Beneficial Holder”?
A “registered” holder is a shareholder of the Company that holds shares in his or her own name. A “beneficial” holder is a shareholder of the Company that holds shares in “street name,” meaning the shares are held in the name of a bank or broker on a person’s behalf.
3.    Am I entitled to vote if I am a Beneficial Holder that holds my shares in “street name” through a bank or broker?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the beneficial owner of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction form, if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. Alternatively, you may vote your shares by attending the Annual Meeting and voting during the Annual Meeting. Please see the section below entitled “How can I attend the Annual Meeting?” for instructions on how to attend the Annual Meeting and vote your shares.
4.    How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our Common Stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.
5.    How can I attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live, online webcast. You are entitled to participate in the Annual Meeting if you were a registered or beneficial holder as of the close of business on the Record Date. No physical meeting will be held.
If you are a registered holder as of the Record Date, you will be able to attend the Annual Meeting online and ask a question or vote during the Annual Meeting by visiting https://meetnow.global/MMASC6Z. Please follow the instructions on your proxy card that you received. During the Annual Meeting, you will be able to vote your shares electronically by clicking on the “Cast Your Vote” link on the meeting center site.
If you are a beneficial holder as of the Record Date with shares that are held in “street name” through a bank or broker and want to attend the Annual Meeting online (with the ability to ask a question and/or vote, if you choose to do so), you must register in advance using the following instructions.
To register to attend the Annual Meeting online, you must submit proof of your proxy power (a “Legal Proxy”) reflecting your ownership of the Company’s Common Stock as of the Record Date, along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern time on August 1, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

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QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS
Requests for registration should be directed to Computershare using either of the following:
By email:    Forward the email from your bank or broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to:
legalproxy@computershare.com
By mail:    Computershare
Allegro MicroSystems, Inc. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Advance registration for the Annual Meeting is only required if you are a beneficial holder.
6.     What does it mean if I receive more than one Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
7.     How do I vote?
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you vote prior to the Annual Meeting, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.
Registered Holders
Registered holders may vote online, by telephone and by mail prior to the Annual Meeting. Registered holders may vote online at www.envisionreports.com/ALGM, 24 hours a day, seven days a week. Registered holders may vote by telephone by calling 1-800-652-8683, 24 hours a day, seven days a week. Registered holders will need the control number included in their Notice or proxy card in order to vote online or by telephone. Registered holders that received a copy of the proxy card by mail, may also vote by mail by completing, signing and dating the proxy card and returning it in the prepaid envelope to Proxy Services c/o Computershare Investor Services, P.O. Box 505008 Louisville, KY 40233-9814. Registered holders submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than August 3, 2022.
Registered holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, registered Holders that attend will be able to vote their shares electronically by clicking on the “Vote” link on the meeting center site.
Beneficial Holders
If you are a beneficial holder with shares that are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers.
Beneficial holders may also vote at the Annual Meeting. Please see the section above entitled “How can I attend the Annual Meeting?” for more information about how to attend the Annual Meeting online. During the Annual Meeting, beneficial holders that attend will be able to vote their shares electronically by clicking on the “Cast Your Vote” link on the meeting center site.
8.    Can I change my vote after I submit my proxy?
Yes.
If you are a registered shareholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or by telephone;
•by giving written notice of revocation to the Secretary of the Company prior to the Annual Meeting; or

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QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting.
9.    Who will count the votes? Is my vote confidential?
A representative of Computershare will act as Inspector of Elections, supervise the voting, decide the validity of proxies, and receive and tabulate proxies. As a matter of policy, we keep confidential all shareholder meeting proxies, ballots and voting tabulations that identify individual shareholders. In addition, the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.
10.    What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. See “Recommendations of the Board” above. For beneficial holders, proxies submitted without voting instructions could result in broker non-votes for certain matters. See “What are broker non-votes and do they count for determining a quorum?” below for additional information.
11.    Will any other business be conducted at the Annual Meeting?
We do not know of any other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the shareholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will have the discretionary authority to vote your shares in accordance with their best judgment.
12.    Why hold a virtual meeting instead of a physical meeting?
Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our stakeholders and their families and communities, and in order to make the meeting accessible to all shareholders, our Board has decided to hold a virtual Annual Meeting. With this live, online webcast format, we believe we will provide our shareholders with substantially the same opportunities to participate as you would have at an in-person meeting.
13.    What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note, Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection at the location where they intend to participate in the meeting. We encourage you to access the Annual Meeting prior to the start time. If you need further assistance accessing the meeting, you may call 1-888-724-2416.

INNOVATION WITH PURPOSE	11

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS
14.    How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	A plurality of the votes properly cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect on the outcome because they are not considered votes cast.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes properly cast.	Abstentions and broker non-votes, if any, will have no effect on the outcome because they are not considered votes cast. We do not expect any broker non-votes on this proposal.
Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	The affirmative vote of the holders of a majority in voting power of the votes properly cast. If no option receives a majority, the option that receives the most votes will be considered the option selected by shareholders.	Abstentions and broker non-votes will have no effect on the outcome because they are not considered votes cast.
15.    What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the approval, on an advisory basis, of the preferred frequency of future advisory votes on executive compensation represent a shareholder’s affirmative choice to decline to vote on such proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP or the approval, on an advisory basis, of the preferred frequency of future advisory votes on executive compensation.
16.    What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker: (1) has not received voting instructions from the beneficial owner; and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory basis, of the preferred frequency of future advisory votes on executive compensation. Broker non-votes do count for purposes of determining whether a quorum is present.
17.    Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

INNOVATION WITH PURPOSE	12

PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
We currently have 11 directors on our Board. At the Annual Meeting, four Class II Directors, Yoshihiro (Zen) Suzuki, David J. Aldrich, Kojiro (Koji) Hatano and Paul Carl (Chip) Schorr IV are to be elected to hold office until the 2025 Annual Meeting of Shareholders and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes properly cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successors to directors with expiring terms will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class II, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2025 Annual Meeting of Shareholders; Class III, whose term will expire at the 2023 Annual Meeting of Shareholders; and Class I, whose term will expire at the 2024 Annual Meeting of Shareholders. The current Class II Directors are Yoshihiro (Zen) Suzuki, David J. Aldrich, Kojiro (Koji) Hatano and Paul Carl (Chip) Schorr IV; the current Class III Directors are Andrew G. Dunn, Susan D. Lynch and Richard R. Lury; and the current Class I Directors are Katsumi Kawashima, Reza Kazerounian, Joseph R. Martin and Vineet Nargolwala. In preparation for the initial public offering of our Common Stock in 2020 (the “IPO”), we entered into a stockholders agreement with Sanken Electric Co., Ltd. (“Sanken”) and OEP SKNA, L.P. (the “OEP Investor”), a fund affiliated with One Equity Partners (“OEP”). The stockholders agreement was amended and restated by the parties as of June 16, 2022 (as amended and restated, the “Stockholders Agreement”). Pursuant to the rights provided in the Stockholders Agreement, Messrs. Hatano, Kawashima and Lury were each designated by Sanken (each as a Sanken Director, as defined below); Messrs. Dunn and Schorr were each designated by the OEP Investor (each as an OEP Director, as defined below); Messrs. Aldrich and Martin and Ms. Lynch were each designated by the OEP Investor (each as an OEP Independent Director, as defined below); Mr. Kazerounian was designated by Sanken and the OEP Investor jointly (as an OEP-Sanken Joint Director, as defined below); and Mr. Suzuki was designated by the Board’s Nominating and Corporate Governance Committee (as the Nom/Gov Director, as defined below). As a result of the Stockholders Agreement and the aggregate voting power of the parties to the agreement, we expect that Sanken and the OEP Investor, acting in conjunction, will control the election of directors to the Board. For more information, including the definitions of Sanken Director, OEP Director, OEP Independent Director, OEP-Sanken Joint Director and Nom/Gov Director, see “Corporate Governance—Stockholders Agreement.”
The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Company entitled to vote at an election of directors; provided, however, that the directors who were originally designated for nomination in accordance with the Stockholders Agreement may be removed with or without cause, but only in accordance with, and to the extent provided by, the terms of the Stockholders Agreement.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election of each of Messrs. Suzuki, Aldrich, Hatano and Schorr as a Class II Director. In the event that any of Messrs. Suzuki, Aldrich, Hatano or Schorr should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board, or the Board may elect to reduce its size. The Board has no reason to believe that any of Messrs. Suzuki, Aldrich, Hatano or Schorr will be unable to serve if elected. Each of Messrs. Suzuki, Aldrich, Hatano and Schorr has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes properly cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.

INNOVATION WITH PURPOSE	13

PROPOSAL ONE: ELECTION OF DIRECTORS
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the election of each of the below Class II Director nominees.
Nominees For Class II Director (terms to expire at the 2025 Annual Meeting)
The current members of the Board who are also nominees for election to the Board as Class II Directors are as follows:

Name	Age	Position with the Company
Yoshihiro (Zen) Suzuki	63	Chairman of the Board, Director
David J. Aldrich	65	Director
Kojiro (Koji) Hatano	55	Director, Manager of Business Performance
Paul Carl (Chip) Schorr IV	55	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director nominee for election at the Annual Meeting are as follows:

Yoshihiro (Zen) Suzuki

Mr. Suzuki has served as our Chairman and a member of our Board since 2018 and previously served on our Board from 2001 to 2013. Since July 2005, Mr. Suzuki has served as a director and Senior Vice President at Sanken. Mr. Suzuki will be retiring from his positions with Sanken on June 24, 2022. Mr. Suzuki previously served as the Chairman and Chief Executive Officer of Polar Semiconductor, LLC from June 2015 until his retirement in May 2022. In addition, from 2005 until his retirement in May 2022, Mr. Suzuki served as a member of the board of directors of Polar Semiconductor, LLC and its predecessor entity. From 2013 to 2018, Mr. Suzuki served on the board of directors of Sanken North America Inc. Mr. Suzuki has also served on the board of directors of a variety of other Sanken affiliates and has over 40 years of experience with Sanken and its affiliates. Since joining Sanken in 1980, Mr. Suzuki has held various senior leadership positions and general management roles, including Chief Executive Officer of Sanken North America, Inc. Mr. Suzuki received his B.S. in Physics and Engineering Science from Chuo University, Tokyo, Japan in 1982.
We believe Mr. Suzuki’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, as well as his experience a member of our Board, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•Sanken Electric Co., Ltd.	•None

INNOVATION WITH PURPOSE	14

PROPOSAL ONE: ELECTION OF DIRECTORS

David J. Aldrich

Mr. Aldrich has served as a member of our Board since 2021. Mr. Aldrich served in numerous senior leadership positions at Skyworks Solutions, Inc. (“Skyworks”), including as its Chairman from 2014 to 2021, Executive Chairman from 2016 to 2018, its Chief Executive Officer from 2014 to 2016, and its President and Chief Executive Officer from 2000 to 2014. From 2000 to May 2021, Mr. Aldrich also served as a member of the board of directors of Skyworks. Skyworks is an innovator of high-performance analog semiconductors connecting people, places and things. Since 2007, Mr. Aldrich has served as a member of the board of directors of Belden, Inc., a publicly traded manufacturer of networking, connectivity, and cable products, and has served as chairman of the board since 2021. Mr. Aldrich is also currently chairman of the board of indie Semiconductor, an automotive semiconductor and software company, a position he has held since 2021. From 2017 until its recent acquisition by Cisco Systems, Inc., Mr. Aldrich served as a member of the board of directors of Acacia Communications, Inc., a publicly traded optical networking strategy and technology company. Mr. Aldrich received his B.A. in Political Science from Providence College in 1979 and an M.B.A. from the University of Rhode Island in 1981.
We believe that Mr. Aldrich’s knowledge and insight, gained through his executive roles at Skyworks and through his service as a board member of multiple public companies, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•Belden, Inc. •indie Semiconductor	•Acacia Communications, Inc. (until 2021) •Skyworks Solutions, Inc. (until 2021)

INNOVATION WITH PURPOSE	15

PROPOSAL ONE: ELECTION OF DIRECTORS

Kojiro (Koji) Hatano

Mr. Hatano joined our Board in June 2022. Mr. Hatano has served as General Manager of U.S. Business Enhancement for Sanken since April 2022. He was recently named Chairman and Chief Executive Officer of Polar Semiconductor, LLC, effective May 24, 2022. Mr. Hatano has also served as Manager of Business Performance for the Company since January 2006. In addition, since May 2021, Mr. Hatano has served as a member of the board of directors of Polar Semiconductor LLC, and he has served on the board of directors of Sanken Electric Europe Limited since March 2020. Mr. Hatano received his B.A. in Social Science from Waseda University, Tokyo, Japan in 1991.
We believe Mr. Hatano’s institutional knowledge and insight, acquired through numerous years of service to the Company and Sanken and its affiliates, as well as his experience on other company boards, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•None	•None

INNOVATION WITH PURPOSE	16

PROPOSAL ONE: ELECTION OF DIRECTORS

Paul Carl (Chip) Schorr IV

Mr. Schorr has served as a member of our Board since 2017. Mr. Schorr is a Senior Managing Director at OEP. From 2011 to 2015, Mr. Schorr served as Chairman and Managing Partner of Augusta Columbia Capital, a private equity firm of which he was a founder, which was acquired by OEP in 2015. In addition, Mr. Schorr was a Senior Managing Director at The Blackstone Group Inc. from 2005 to 2011, where he served as the Global Head of Technology Investing. Mr. Schorr was also a Managing Partner at Citigroup Venture Capital Equity Partners from 1996 to 2005. Since 2018, Mr. Schorr has served on the board of directors of Rizing, LLC, ePAK International, Inc. and Orion Business Innovation. Mr. Schorr also currently serves on the board of directors of One Equity Partners Open Water I Corp., a special purpose acquisition company. Since 2010, Mr. Schorr has served on the board of directors of Ameritas Mutual Holding Company and Ameritas Life Insurance Corp. Mr. Schorr has served on the board of directors of CDI, a provider of IT infrastructure hardware and software, consulting and managed services. Mr. Schorr has served on the board of directors of Emso Asset Management Limited, a London-based alternative asset manager focused on emerging markets, since 2014 and has served on the board nominating committee of Crayon Group Holding ASA, a Norwegian public company specializing in IT and digital transformation services since 2020. Since 2020, Mr. Schorr has served on the board of directors of each of Spartronics, Inc., an electronic manufacturing services company and Infobip, a CPaaS company. Mr. Schorr also serves on the board of directors of various non-profit organizations including Jazz at Lincoln Center and the Whitney Museum in New York City. Mr. Schorr received a B.S.F.S. from The School of Foreign Service of Georgetown University in 1989. Mr. Schorr received his M.B.A. from Harvard Business School in 1993.
We believe Mr. Schorr’s extensive experience in leadership positions at financial institutions and his knowledge and insight in the technology sector, as well as his private and public company board experience, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•One Equity Partners Open Water I Corp.	•None
Continuing members of the Board:
Class III Directors (terms to expire at the 2023 Annual Meeting)
The current members of the Board who are Class III Directors are as follows:

Name	Age	Position with the Company
Andrew G. Dunn	42	Director
Richard R. Lury	74	Director
Susan D. Lynch	60	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

INNOVATION WITH PURPOSE	17

PROPOSAL ONE: ELECTION OF DIRECTORS

Andrew G. Dunn

Mr. Dunn has served as a member of our Board since 2017. Mr. Dunn is a Managing Director at OEP. Since 2008 at OEP, Mr. Dunn has worked on a range of investments in the business services, technology, media and telecommunications industries. From December 2010 to July 2017, Mr. Dunn served as a member of the board of directors of Netas Telekomunikasyon AS, a Turkey-based telecommunications OEM and technology services provider publicly traded on the Istanbul Stock Exchange. Prior to and during the last five years, Mr. Dunn has also served and continues to serve on the board of directors of various OEP portfolio companies including Neology, Inc., Leone Media Inc. (d/b/a “MediaKind”) and Orion Business Innovation. Mr. Dunn also serves on the board of directors of the American Friends of Eton College, a private non-profit organization. Prior to joining OEP, Mr. Dunn worked at the Boston Consulting Group, where he primarily served clients in the technology, media and telecommunications sectors. Mr. Dunn received a B.A. in Modern History from the University of Oxford in 2002 and his M.P.P. focused on International Trade and Finance from Harvard University, Kennedy School of Government in 2005.
We believe Mr. Dunn’s knowledge and insight, gained through his experience with companies in the technology and telecommunications sectors, as well as his experience as a member of the board of directors of a wide variety of private and public companies, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•None	•Netas Telekomuikasyon AS

INNOVATION WITH PURPOSE	18

PROPOSAL ONE: ELECTION OF DIRECTORS

Richard R. Lury

Mr. Lury has served as a member of our Board since 2007. Mr. Lury has served on the board of directors of Sanken since June 2015, where he also serves on various committees. Mr. Lury will be retiring from his board and committee positions on the Sanken board of directors on June 24, 2022. Mr. Lury has also served on the board of directors for Hitachi Zosen Corporation, a Japanese industrial and engineering corporation since June 2016. Mr. Lury was previously a partner at Kelley Drye & Warren LLP, a New York-based law firm, which he joined in September 1989 and practiced as a member of the Corporate Department and Chair of the Japan Practice Group until his retirement from the firm in 2015. Although retired, Mr. Lury retains Life Partner status with the firm. Mr. Lury received his B.A. in Political Science and International Relations from the University of Pennsylvania in 1969. Mr. Lury received his J.D. from Syracuse University College of Law in 1972.
We believe Mr. Lury’s extensive legal expertise as an attorney and his insight gained as a member of the board of directors of Sanken, makes him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•Hitachi Zosen	•None
•Sanken Electric

Susan D. Lynch

Ms. Lynch has served as a member of our Board since 2021. Since August 2019, Ms. Lynch has served as the Senior Vice President and Chief Financial Officer at Vectrus, Inc. From April 2016 to July 2019, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Sungard Availability Services, which was involved in a pre-negotiated Chapter 11 bankruptcy restructuring in May of 2019. Before joining Sungard AS, from 2007 to 2015, Ms. Lynch was the Executive Vice President and Chief Financial Officer for Hitachi Data Systems (now Hitachi Vantara). From 2005 to 2007, Ms. Lynch was Vice President and Chief Financial Officer of Raytheon Technical Services. Before joining Raytheon, she held a number of roles of increasing financial responsibility with Honeywell International Inc. from 1984 to 2005. Ms. Lynch received her B.A. in accounting and business administration from MidAmerica Nazarene University. She is also a certified public accountant.
We believe that Ms. Lynch’s knowledge and insight, gained through more than 25 years of financial experience through senior leadership roles in the technology, aerospace and defense, and industrial manufacturing industries make her well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•None	•None

INNOVATION WITH PURPOSE	19

PROPOSAL ONE: ELECTION OF DIRECTORS
Class I Directors (terms to expire at the 2024 Annual Meeting)

The current members of the Board who are Class I Directors are as follows:

Name	Age	Position with the Company
Katsumi Kawashima	57	Director
Reza Kazerounian	64	Director
Joseph R. Martin	74	Director
Vineet Nargolwala	49	President and Chief Executive Officer, Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:

Katsumi Kawashima

Mr. Kawashima joined our Board in June 2022. Since April 2022, Mr. Kawashima has served as Head of Corporate Design at Sanken, and since June 2021, Mr. Kawashima has also served as a Corporate Officer at Sanken. From April 2021 to March 2022, Mr. Kawashima served as Director of the General Affairs and Human Resources Division at Sanken, and from April 2018 to March 2021 he was the Deputy Director of this same division. Prior to joining Sanken, he was Senior Manager of the Market Planning Division of Resona Holdings, Inc. from April 2016 to March 2018. Mr. Kawashima serves on the board of directors of a number of Sanken affiliates. Mr. Kawashima received his B.S. in Physics from Tokyo University of Science, Tokyo, Japan in 1989.
We believe Mr. Kawashima’s institutional knowledge and insight, acquired through numerous years of service to Sanken and its affiliates, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•None	•None

INNOVATION WITH PURPOSE	20

PROPOSAL ONE: ELECTION OF DIRECTORS

Reza Kazerounian

Dr. Kazerounian has served as a member of our Board since 2018. Dr. Kazerounian is the President of Alif Semiconductor, which he co-founded in 2019. From 2005 to 2009, Dr. Kazerounian served as President and Chief Executive Officer of the Americas region of STMicroelectronics, Inc. Prior to being appointed President and Chief Executive Officer of the Americas region, Dr. Kazerounian served in various senior management positions at STMicroelectronics. Dr. Kazerounian began his career at WaferScale Integration, which was later acquired by STMicroelectronics, where he was Chief Operating Officer at the time of the acquisition. From 2009 to 2012, Dr. Kazerounian served as Senior Vice President and General Manager of the Automotive, Industrial, and Microcontroller Solutions Group of Freescale Semiconductors, Inc. From 2013 to 2016, Dr. Kazerounian served as Senior Vice President and General Manager at Atmel Corporation, a designer and manufacturer of semiconductors.
Dr. Kazerounian has registered 14 patents and authored and co-authored over 22 publications. Dr. Kazerounian received a B.S. from the University of Illinois, Chicago Circle in 1980 and a Ph.D. from the University of California, Berkeley in 1985, each in Electrical Engineering and Computer Science.
We believe Dr. Kazerounian’s knowledge and insight, gained through his experience in leading companies in the semiconductor field, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•None	•None

INNOVATION WITH PURPOSE	21

PROPOSAL ONE: ELECTION OF DIRECTORS

Joseph R. Martin

Mr. Martin has served as a member of our Board since 2017. Since 2001, Mr. Martin has been a member of the board of directors of Azenta Inc., which changed its name from Brooks Automation in December 2021, and has been Chairman since 2006. Mr. Martin has also served on the board of directors of Bionik Labs since 2018. Previously, he served as Co-Chairman of Fairchild Semiconductor Corporation, and prior to that as its Senior Executive Vice President and Chief Financial Officer. He also served as the Vice Chairman of Fairchild's board of directors. Mr. Martin has also previously served on the board of directors of other public companies, including Collectors Universe (chair of the Nominating and Governance Committee), Soitec Semiconductor (chair of the Audit Committee), and ChipPac Inc. (chair of the Audit Committee). Mr. Martin also serves on the board of trustees of Embry-Riddle Aeronautical University. Mr. Martin received a B.S. in Aeronautics in 1974 and was awarded an honorary Ph.D. in 2018, both from Embry-Riddle Aeronautical University. Mr. Martin received an M.B.A. from the University of Maine in 1976. Mr. Martin holds an Executive Masters Professional Certification from the American College of Corporate Directors, a director education and credentialing organization and he is also a member of the National Association of Corporate Directors.
We believe Mr. Martin’s extensive public company board experience and his knowledge and insight into the semiconductor industry, make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•Bionik Labs	•Collectors Universe (until 2020)
•Azenta Inc.

INNOVATION WITH PURPOSE	22

PROPOSAL ONE: ELECTION OF DIRECTORS

Vineet Nargolwala

Mr. Nargolwala has served as our President and Chief Executive Officer and as a member of our Board since joining the Company in June 2022. Mr. Nargolwala is a technology executive with over 25 years of global executive leadership experience. Prior to joining the Company, Mr. Nargolwala previously served as Executive Vice President of Sensing Solutions at Sensata Technologies, a leading industrial technology company that develops sensors and sensor-based solutions for the automotive, heavy vehicle and off-road, industrial, and aerospace industries, from March 2020 to May 2022. Mr. Nargolwala joined Sensata as Vice President, Sensors Americas in February 2013 and was later promoted to Senior Vice President, Performance Sensing, North America, Japan and Korea in April 2016. In February 2019, he was appointed Senior Vice President, General Manager, Global Safety & Mobility, and in September 2019, he was appointed Senior Vice President, Sensing Solutions. Prior to Sensata, he was with Honeywell International Inc. for over nine years in business strategy and P&L leadership roles of increasing responsibility. Prior to Honeywell, Mr. Nargolwala was at Nortel Networks in product management and engineering roles. He has been a member of the board of Brady Corporation since February 2022. Mr. Nargolwala holds a Bachelor’s degree in Electrical Engineering from Maharaja Sayajirao University in Baroda, India, a Master’s degree in Electrical Engineering from the University of Texas and a Master of Business Administration from Cornell University.
We believe Mr. Nargolwala’s experience and insight, acquired through his over 25 years as a technology executive make him well qualified to serve as a member of our Board.

OTHER PUBLIC COMPANY BOARDS
CURRENT:	PAST FIVE YEARS:
•Brady Corporation	•None

INNOVATION WITH PURPOSE	23

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2023. Our Board has directed that this appointment be submitted to our shareholders for ratification at the Annual Meeting. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.
PricewaterhouseCoopers LLP has been engaged as our independent registered public accounting firm since June 7, 2022. Prior to that, Grant Thornton LLP served as our independent registered public accounting firm, including for the fiscal year ended March 25, 2022. Neither accounting firm nor any of either firm’s members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual Meeting and that representatives from Grant Thorton LLP will not attend. Representatives of PricewaterhouseCoopers LLP will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from shareholders.
In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but it will not be obligated to do so. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.
Changes in Certifying Accountant
On June 7, 2022, our Audit Committee dismissed Grant Thornton LLP as the Company’s independent registered public accounting firm. The reports of Grant Thornton LLP on the Company’s consolidated financial statements and internal control over financial reporting, which were included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 25, 2022, and the report on the Company’s consolidated financial statements, which was included in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 26, 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal years ended March 25, 2022 and March 26, 2021, and the subsequent interim period through June 7, 2022, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton LLP’s satisfaction, would have caused Grant Thornton LLP to make reference thereto in Grant Thornton LLP’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
We previously provided Grant Thornton LLP with a copy of the above disclosures, as included in our Current Report on Form 8-K filed with the SEC on June 10, 2022, and requested that Grant Thornton LLP furnish us with a letter addressed to the SEC stating whether Grant Thornton LLP agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Grant Thornton LLP’s letter, dated June 9, 2022, is attached as Exhibit 16.1 to that Current Report on Form 8-K.
On June 7, 2022, our Audit Committee approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. During the Company’s fiscal years ended March 25, 2022 and March 26, 2021, and the subsequent interim period through June 7, 2022, neither the Company nor anyone on its behalf has consulted with PricewaterhouseCoopers LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes properly cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote FOR the Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2023.

INNOVATION WITH PURPOSE	25

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
At future annual meetings of shareholders beginning in 2023, and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we will be required to provide shareholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers identified in our proxy statement, which is commonly known as “Say-on-Pay.” In this Proposal 3, in accordance with the Dodd-Frank Act, we are providing our shareholders with a non-binding advisory vote on whether future Say-on-Pay votes should occur every year, every two years or every three years.
After careful consideration, the Board recommends that shareholders vote for “EVERY YEAR” as the frequency of future Say-on-Pay votes. The Board has determined that holding future Say-on-Pay votes annually is most appropriate for the Company and recommends that shareholders vote for this frequency. Annual advisory votes on executive compensation allow our shareholders to provide us with their direct input on our compensation philosophy, policies and practices, as disclosed in the proxy statement each year, and are consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Shareholders may indicate their preferred voting frequency by choosing the option of “every year,” “every two years,” or “every three years,” or shareholders may abstain from voting. Shareholders are not voting to approve or disapprove the Board’s recommendation, and should instead select their preferred voting frequency. This advisory vote on the frequency of future Say-on-Pay votes is not binding on the Company or the Board.
Although the vote is advisory and non-binding, the Board will carefully consider the outcome of the vote. Notwithstanding the outcome of the vote or the Board’s recommendation, the Board may decide to conduct future Say-on-Pay votes on a different frequency and may vary its practice based upon any relevant factors, including discussions with shareholders or material changes to our executive compensation programs.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes properly cast. Abstentions and broker non‑votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. If no option receives a majority for this proposal, the option that receives the most votes will be considered the option selected by shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board unanimously recommends a vote for “EVERY YEAR” as the recommended frequency of future advisory votes on executive compensation.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended March 25, 2022 and has discussed these financial statements with management and Grant Thornton LLP, the Company’s independent registered public accounting firm for the fiscal year ended March 25, 2022. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended March 25, 2022.
June 7, 2022
Joseph R. Martin (Chair)
David J. Aldrich
Susan D. Lynch

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Grant Thornton LLP, our former independent registered public accounting firm, billed to us for each of the last two fiscal years:

	Fiscal Year Ended
Fee Category	March 25, 2022	March 26, 2021
Audit Fees	$2,000,155	$4,187,536
Audit-Related Fees	$294,000	$—
Tax Fees	$1,738	$—
All Other Fees	$—	$—
Total Fees	$2,295,893	$4,187,536
Audit Fees
Audit fees consist of fees billed for professional services performed by Grant Thornton LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements. Audit fees for fiscal 2022 include fees for audit and audit-related services. Audit fees for fiscal 2021 include fees for professional services rendered in connection with our registration statement on Form S-1, and amendments thereto, and professional fees in connection with an audit of our fiscal 2021 financial statements.
Audit-Related Fees
Audit-related fees consist of services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
Tax Fees
Tax fees consist of services for tax compliance, tax advice, and tax planning. Tax fees for fiscal 2022 include fees for tax compliance.
All Other Fees
All other fees consist of any services not included in the other three categories.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accountants.
On an ongoing basis, management communicates specific projects and categories of services for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accountants. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the approved amounts. The Audit Committee may also delegate the ability to pre-approve audit and permitted non-audit services to a subcommittee consisting of one or more members, provided that such pre-approvals are reported on at a subsequent Audit Committee meeting. All services performed for the fiscal year ended March 25, 2022 were pre-approved by the Audit Committee.

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EXECUTIVE OFFICERS
The following table identifies our current executive officers, and below the table we provide biographical information for each officer, other than Mr. Nargolwala, whose biography is included on page 23 with the other director biographies.

Name	Age	Position
Vineet Nargolwala	49	President and Chief Executive Officer, Director
Derek P. D’Antilio	50	Senior Vice President, Chief Financial Officer and Treasurer
Sharon S. Briansky	48	Senior Vice President, General Counsel and Secretary
Michael C. Doogue	47	Senior Vice President of Technology and Products
Max R. Glover	40	Senior Vice President of Worldwide Sales
Thomas C. Teebagy, Jr.	63	Senior Vice President of Operations and Quality
Joanne Valente	58	Senior Vice President and Chief Human Resources Officer
Derek P. D’Antilio has served as our Senior Vice President, Chief Financial Officer and Treasurer since he joined Allegro in January 2022. Prior to joining Allegro, Mr. D’Antilio most recently served as the Chief Financial Officer of a Summit Partners portfolio company and helped lead the recent sale and recapitalization of the company. From February 2019 to March 2021, he served as the Chief Financial Officer of IDEX Biometrics, a publicly traded and global fabless semiconductor company, where he played an instrumental role in leading a Nasdaq listing and preparing the company to scale its production. Prior to IDEX Biometrics, Mr. D’Antilio spent eight years at MKS Instruments, a global equipment and service provider to semiconductor and industrial markets and held numerous leadership roles including Vice President & Corporate Controller, where he oversaw global accounting and reporting, FP&A, and treasury. Earlier in his career, Mr. D’Antilio was a CPA in public accounting and served as an audit manager at PricewaterhouseCoopers LLP. Mr. D’Antilio holds a B.S.B.A. in Accounting from Salem State University and an M.B.A. from Babson College.
Sharon S. Briansky has served as our Senior Vice President, General Counsel and Secretary since she joined Allegro in December 2021. Prior to joining Allegro, Ms. Briansky served as the Vice President, Deputy General Counsel and Secretary at Thermo Fisher Scientific (“Thermo Fisher”) from 2017 to 2021. Prior to that she served as Vice President, Associate General Counsel at Thermo Fisher from 2005 to 2017. Ms. Briansky received a B.A. in Political Science from the University of North Carolina in 1995 and a J.D. from Boston University School of Law in 1998.
Michael C. Doogue has served as our Senior Vice President of Technology and Products since 2019. Mr. Doogue joined Allegro in 1998 as a Design Engineer facilitating the development of Allegro’s innovative speed and current sensor integrated circuits. Mr. Doogue has also served in various leadership positions at Allegro, including as Design Manager from 2002 to 2006, Director of Strategic Marketing from 2006 to 2011, Business Unit Director of Linear Current Sensors from 2011 to 2016 and as Vice President of Advanced Sensor Technologies from 2016 to 2019. Mr. Doogue holds over 70 U.S. patents in the areas of sensors and semiconductors. Mr. Doogue received a B.A. in Physics from Colby College in 1997 and a B.E. in Electrical Engineering from Dartmouth College in 1998. In 2007, Mr. Doogue completed the Stanford Executive Program at the Stanford University Graduate School of Business.
Max R. Glover has served as our Senior Vice President of Worldwide Sales since he joined Allegro in 2019. Prior to joining Allegro, Mr. Glover served as the General Manager of the Automotive Sales Group at Intel Corporation, a computing, networking, data storage, and communications solutions company from 2016 to 2019. Mr. Glover also served as Intel Corporation’s Director of Sales from 2013 to 2016, and also served in various leadership, sales, marketing and engineering roles from 2001 to 2013. Mr. Glover received a B.S. in Electrical Engineering from the University of Cincinnati in 2004.
Thomas C. Teebagy, Jr. has served as our Senior Vice President of Operations and Quality since 2017. Mr. Teebagy joined Allegro in 2005 and served as a Senior Director of Manufacturing Technology from January 2005 to May 2014. Mr. Teebagy also served as a Vice President of Manufacturing Technology from May 2014 to July 2016 and as a Vice President of Operations from July 2016 to June 2017. Prior to joining Allegro, Mr. Teebagy was employed by International Rectifier, a semiconductor manufacturing company (which was later acquired by Infineon Technologies AG), where he served as Vice President of Operations of the company’s headquarters of their Government and Space Division from 2002 to 2005. Mr. Teebagy received a B.S. in Industrial Engineering from the University of Massachusetts-Lowell in 1981 and an M.B.A. in Business Administration from Babson College in 1982.

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EXECUTIVE OFFICERS
Joanne Valente has served as our Senior Vice President and Chief Human Resources Officer (“CHRO”) since May 17, 2022. Prior to her promotion, Ms. Valente served as the Company’s Vice President and CHRO from October 2020 to May 2022. Prior to that, she served as Director, Global Human Resources/Senior Human Resources Business Partner when she joined the Company in 2018. Prior to Allegro, Ms. Valente worked at Analog Devices, serving in a variety of global Human Resources Director roles across Sales, Marketing, Engineering and Talent Acquisition. Additionally, Ms. Valente has held various Human Resources leadership positions during her career with IBM, Lotus Development Corp. and Digital Equipment Corporation working across multiple high-tech industries. Ms. Valente earned her Bachelor’s degree in Management from Lesley University in Cambridge, MA, in 1992.

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CORPORATE GOVERNANCE
General
Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Research & Development and Strategy Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Documents & Charters” in the investor relations section of our corporate website located at investors.allegromicro.com, or by writing to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103.
Board Composition
Our business and affairs are managed under the direction of our Board. Our Board currently consists of 11 members: Vineet Nargolwala, Yoshihiro (Zen) Suzuki, David J. Aldrich, Andrew G. Dunn, Kojiro (Koji) Hatano, Katsumi Kawashima, Reza Kazerounian, Richard R. Lury, Susan D. Lynch, Joseph R. Martin and Paul Carl (Chip) Schorr IV. Our Board is divided into three classes, with the directors in each class serving for a three-year term, and one class being elected each year by our shareholders.
When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience, as reflected in the information discussed in each director’s individual biography set forth in Proposal One above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.
Stockholders Agreement
In connection with our IPO, we entered into a stockholders agreement with certain stockholders of the Company, including Sanken and the OEP Investor. The stockholders agreement was amended and restated by the parties as of June 16, 2022 (the amended and restated agreement is referred to in this proxy statement as the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, the parties agreed that:
•the size of the Board is fixed at 11 directors;
•for as long as Sanken, directly or indirectly, beneficially owns, in the aggregate, at least five percent (5%) of our Common Stock, Sanken will have the right to designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by Sanken not then standing for election, would result in there being three such directors designated by Sanken on our Board (provided, that any individuals designated by Sanken as described in this clause that are different from the individuals designated by Sanken in the Stockholders Agreement (Messrs. Kawashima, Hatano, and Lury) shall require the prior written approval of the OEP Investor (not to be unreasonably withheld)) (the individuals described in this clause being “Sanken Directors”);
•for as long as the OEP Investor, directly or indirectly, beneficially owns, in the aggregate, at least five percent (5%) of our Common Stock, the OEP Investor will have the right to designate (i) that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by the OEP Investor not then standing for election, would result in there being two such directors designated by the OEP Investor on our Board (provided, that any individuals designated by the OEP Investor as described in this sub-clause (i) that are different from the individuals designated by the OEP Investor in the Stockholders Agreement (Messrs. Dunn and Schorr) shall require the prior written approval of Sanken (not to be unreasonably withheld)) (the individuals described in this sub-clause (i) being “OEP Directors”), and (ii) that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement for nomination in any election of directors, which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors who satisfy such independence requirements that have been nominated by the OEP Investor not then standing for election, would result in there being three such directors that satisfy the independence requirements designated by the OEP Investor on our Board (provided, that any individuals designated

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CORPORATE GOVERNANCE
by the OEP Investor as described in this sub-clause (ii) that are different from the individuals designated by the OEP Investor in the Stockholders Agreement (Messrs. Aldrich and Martin, and Ms. Lynch) shall require the prior written approval of Sanken (not to be unreasonably withheld)) (the individuals described in this sub-clause (ii) being “OEP Independent Directors”);
•for as long as both Sanken and the OEP Investor each beneficially owns, directly or indirectly, in the aggregate, at least five percent (5%) of our Common Stock, Sanken and the OEP Investor will have the right to jointly designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated jointly by Sanken and the OEP Investor not then standing for election, would result in there being one such director jointly designated by Sanken and the OEP Investor on our Board (provided, that any individual jointly designated as described in this clause that are different from the individual designated by Sanken and the OEP Investor in the Stockholders Agreement (Mr. Kazerounian) shall require the prior written approval of both Sanken and the OEP Investor (the individual described in this clause being the “OEP-Sanken Joint Director”));
•the Board’s Nominating and Corporate Governance Committee will have the right to designate that number of individuals for nomination in any election of directors which, assuming all such individuals are successfully elected as directors, when taken together with any incumbent directors that have been nominated by Nominating and Corporate Governance Committee not then standing for election, would result in there being one such director designated by the Nominating and Corporate Governance Committee (the individual described in this clause being the “Nom/Gov Director”);
•Mr. Suzuki is designated as the Nom/Gov Director and shall serve as the Chairperson of the Board until the 2025 annual meeting of shareholders, after which the Chairperson of the Board shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee; and
•unless otherwise agreed, our then-current Chief Executive Officer will be designated for nomination by the Board in any applicable election.
Sanken and the OEP Investor generally have the right to remove and replace directors that they have respectively designated, subject to certain consent rights in favor of the other holder. Each of Sanken and the OEP Investor will also agree to vote, or cause to be voted, all of their outstanding shares of our Common Stock at any annual or special meeting of shareholders in which directors are elected, and to otherwise take all necessary action (as defined in the Stockholders Agreement) so as to cause the election or appointment of the designees described above. Additionally, pursuant to the Stockholders Agreement, the Company has agreed to take all commercially reasonable actions to cause (1) our Board to be comprised of the number of directors described above; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our shareholders at which directors are to be elected, and at each annual meeting of our shareholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on our Board. The Stockholders Agreement allows for our Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board’s fiduciary duties to our shareholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws.
In addition, the Stockholders Agreement provides each of Sanken and the OEP Investor with a consent right (subject to certain ownership minimums) over our entry into any transaction with Sanken, the OEP Investor, any of their respective affiliates or any of our affiliates. The Stockholders Agreement also includes a covenant between Sanken and the OEP Investor that gives the OEP Investor the right to require Sanken to vote all of its shares in favor of any matter that our Board has determined is advisable and in the best interests of the shareholders and has recommended that the shareholders adopt. The Stockholders Agreement further provides that neither Sanken nor the OEP Investor will directly sell a portion of its Common Stock representing greater than 10% of our outstanding shares of Common Stock to a material competitor of the Company or of the other shareholder in a privately negotiated sale solely between such selling shareholder and such competitor, without the prior written consent of the OEP Investor (in the case of a sale by Sanken) or Sanken (in the case of a sale by the OEP Investor).
The Stockholders Agreement will terminate upon the earlier to occur of (a) each of (i) Sanken and its affiliates and (ii) the OEP Investor and its affiliates ceasing to own any shares of our Common Stock, and (b) the unanimous written consent of the parties thereto. In addition, the rights and obligations of Sanken and the OEP Investor under the Stockholders Agreement will terminate upon Sanken and its affiliates (in the case of Sanken) or the OEP Investor and its affiliates (in the case of the OEP

INNOVATION WITH PURPOSE	32

CORPORATE GOVERNANCE
Investor) ceasing to own any shares of our Common Stock. Notwithstanding the foregoing, if the OEP Investor ceases to be entitled to any right or benefit under the Stockholders Agreement because the OEP Investor and its affiliates cease to beneficially own, directly or indirectly, either (A) at least five percent (5%) of the issued and outstanding shares of Common Stock, or (B) any shares of Common Stock, then the Stockholders Agreement will not terminate, and instead, any such right or benefit will automatically become a right or benefit of the Nominating and Corporate Governance Committee for so long as the Stockholders Agreement remains in effect, and the Nominating and Corporate Governance Committee shall have the right to enforce any such rights or benefits mutatis mutandis as though it were the OEP Investor under any applicable provision (but without regard to any share ownership requirements set forth therein), leaving all of Sanken’s and the Company’s obligations in respect of any such provisions in full force and effect. In addition, if the OEP Investor and its affiliates cease to beneficially own, directly or indirectly, at least five percent (5%) of the Company’s issued and outstanding shares of Common Stock, then the OEP Investor will no longer need to obtain Sanken’s prior written consent before requesting removal of an OEP Director, or designating a replacement as either an OEP Director or an OEP-Independent Director.
Director Independence
Our Common Stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under Nasdaq rules, a director will only qualify as an “independent director” if that company’s board of directors affirmatively determines that such person does not have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of David J. Aldrich, Andrew G. Dunn, Richard R. Lury, Susan D. Lynch, Joseph R. Martin and Paul Carl (Chip) Schorr IV, representing six of our 11 directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under Nasdaq rules. In making these determinations, our Board considered the current and prior relationships that each director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock and relationships with certain of our significant shareholders, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”
Director Candidates
Other than director candidates designated by Sanken and the OEP Investor pursuant to the Stockholders Agreement, the Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other Board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound

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CORPORATE GOVERNANCE
judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Allegro MicroSystems, Inc., 955 Perimeter Road, Manchester, New Hampshire, 03103. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Shareholders
The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the directors as our Secretary considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and long‑term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances. Shareholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Secretary, Allegro MicroSystems, Inc. 955 Perimeter Road, Manchester, New Hampshire, 03103.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Yoshihiro Suzuki serving as Chairman of the Board and Vineet Nargolwala serving as President and Chief Executive Officer and as a director. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on the strategic management of our day-to-day business, while allowing the Chairman to focus on leading the Board in its fundamental role of providing advice to, and independently overseeing, management. The Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as our Chairman. The Board believes that having separate positions, with a non-executive director serving as the Chairman, is the appropriate leadership structure for our Company at this time and allows the Board to fulfill its role with appropriate independence. For these reasons and because of the strong leadership of Mr. Suzuki and Mr. Nargolwala, our Board has concluded that our current leadership structure is appropriate at this time.
However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director. The Board does not currently have a lead director.
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management and is responsible for overseeing the management of risks relating to accounting matters and financial reporting. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks.

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CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
Our Board has adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the Code of Business Conduct and Ethics is posted on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” In addition, we have or intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.
Attendance by Members of the Board at Meetings
There were five meetings of the Board during the fiscal year ended March 25, 2022. During the fiscal year ended March 25, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director serves (including separate meetings of the non-management and independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that directors will attend, absent compelling circumstances.

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COMMITTEES OF THE BOARD
Our Board has established four standing committees — Audit, Compensation, Nominating and Corporate Governance, and Research & Development and Strategy — each of which operates under a written charter that has been approved by our Board.
The current members of each of the Board committees and committee chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance	Research & Development and Strategy
David J. Aldrich	X		X
Andrew G. Dunn				X
Reza Kazerounian				Chair
Richard R. Lury		X	Chair
Susan D. Lynch	X
Joseph R. Martin	Chair			X
Paul Carl (Chip) Schorr IV		Chair	X
Yoshihiro (Zen) Suzuki				X
Audit Committee
Our Audit Committee’s responsibilities include:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing with our independent registered public accounting firm the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual consolidated financial statements that we file with the SEC;
•overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing our policies on risk assessment and risk management and overseeing management of the material risks facing the Company;
•reviewing related person transactions and the Company’s policies for reviewing and approving related person transactions;
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and
•preparing the Audit Committee Report required by the SEC rules (which is included on page 27 of this proxy statement).
The Audit Committee charter is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters.” The members of the Audit Committee are David J. Aldrich, Susan D. Lynch, and Joseph R. Martin. Mr. Martin serves as the chair of the Audit Committee. Our Board has affirmatively determined that each of Messrs. Aldrich and Martin and Ms. Lynch qualifies as an “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and Nasdaq rules.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board has determined that each of Messrs. Aldrich and Martin and Ms. Lynch qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
The Audit Committee met six times during the fiscal year ended March 25, 2022.

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COMMITTEES OF THE BOARD
Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers, including the compensation of the named executive officers identified on page 40 of this proxy statement. Our Compensation Committee’s responsibilities include:
•reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•reviewing and approving or making recommendations to our Board, regarding our incentive compensation and equity-based plans and arrangements;
•administering our equity-based plans and arrangements;
•reviewing and making recommendations to our Board with respect to director compensation;
•appointing and overseeing any compensation consultants; and
•reviewing and discussing with management the Compensation Discussion and Analysis section of our proxy statement and preparing the Compensation Committee Report required by the SEC rules (which is included on page 54 of this proxy statement).
The Compensation Committee may consider, in its discretion, the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In the fiscal year ended March 25, 2022, the Company retained Meridian Compensation Partners, LLC (“Meridian”) to provide guidance in establishing our executive compensation program . Meridian consulted with the members of our management regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.
The members of our Compensation Committee are Richard R. Lury and Paul Carl (Chip) Schorr IV. Mr. Schorr serves as the chair of the Compensation Committee. Our Board has determined that each of Mr. Lury and Mr. Schorr qualifies as an “independent director” for purposes of serving on the Compensation Committee under Nasdaq rules, including the heightened independence standards for members of a compensation committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act.
The Compensation Committee met five times during the fiscal year ended March 25, 2022.
Compensation Committee Interlocks and Insider Participation
During all or a portion of our fiscal year ending March 25, 2022, Richard R. Lury, Paul Carl (Chip) Schorr IV and Yoshihiro (Zen) Suzuki served on our Compensation Committee. During the fiscal year ended March 25, 2022, no such member of our Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company or had related person transactions with the Company that required disclosure, except for the related person transactions involving Sanken and Polar Semiconductor, LLC disclosed in this proxy statement in the section titled “Certain Relationships and Related Person Transactions,” which are being identified herein due to Mr. Suzuki’s affiliation with Sanken and Polar Semiconductor, LLC. During the fiscal year ended March 25, 2022, none of the Company’s executive officers served on the board of directors or the compensation committee of any other entity that had one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•identifying individuals qualified to become Board members, consistent with criteria approved by our Board;
•recommending to our Board the persons to be nominated for election as directors at our annual meeting of shareholders and to be appointed to fill Board vacancies;
•recommending to the Board the directors to appoint to serve on each Board committee;
•developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;

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COMMITTEES OF THE BOARD
•periodically reviewing the Board’s leadership structure and recommending any changes to the Board;
•periodically reviewing and discussing with the Board the Company’s policies, objectives and practices with respect to environmental, social and governance (“ESG”) matters; and
•overseeing the evaluation of our Board and its committees to determine whether the Board and its committees are functioning effectively.
Pursuant to the Nominating and Corporate Governance Committee’s charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the Nominating and Corporate Governance Committee has the authority to retain or obtain the advice of independent legal counsel and other advisors to assist in carrying out its responsibilities. The members of the Nominating and Corporate Governance Committee are David J. Aldrich, Richard R. Lury and Paul Carl (Chip) Schorr IV. Mr. Lury serves as the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each of Messrs. Aldrich, Lury and Schorr qualifies as an “independent director” under Nasdaq rules.
The Nominating and Corporate Governance Committee met five times during the fiscal year ended March 25, 2022.
Research & Development and Strategy Committee
Our Research & Development and Strategy Committee’s responsibilities include:
•recommending the research and development budget to be included by our Board in our annual plan, and approving any changes thereto;
•conducting regular reviews of research and development, technology roadmaps, product strategy and design pipeline, including defining strategic product development roadmap initiatives;
•reviewing and approving our foundational research and development programs, product strategy, portfolio objectives and research and development spending plans, including allocation by portfolio;
•reviewing regular reporting on actual versus budgeted spending;
•approving the establishment of detailed return on investment metrics and overseeing their implementation;
•approving the establishment of the key research and development performance indicators relating to optimization of research and development productivity, efficiency and execution, return on investment, quality and any other areas management and the Committee may identify;
•conducting regular reviews with management of our performance relative to key research and development performance indicators and the process for their measurement;
•overseeing the establishment and monitoring of engineering quality and efficiency enhancements;
•reviewing and approving plans for recommendation to our Board for any long-term reorganization of our research and development site footprint;
•assisting with the review of technology matters relating to strategic opportunities;
•reviewing organizational matters associated with the research and development function; and
•reporting regularly to our Board with respect to the activities of the Committee generally, as well as any issues that arise regarding the outputs of the Committee’s work.
Pursuant to the Research & Development and Strategy Committee’s charter, which is available on our investor relations website at investors.allegromicro.com in the “Governance” section under “Documents & Charters,” the Research & Development and Strategy Committee has the authority to retain or obtain the advice of consultants, experts and other advisors to assist in carrying out its responsibilities. The members of our Research & Development and Strategy Committee are Andrew G. Dunn, Reza Kazerounian, Joseph R. Martin and Yoshihiro (Zen) Suzuki. Dr. Kazerounian serves as the chair of the Research & Development and Strategy Committee.
The Research & Development and Strategy Committee met 12 times during the fiscal year ended March 25, 2022.

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COMMITTEES OF THE BOARD
Shareholder Engagement
We value our shareholders’ interests. We maintain an active dialogue with our shareholders to ensure we understand issues that are important to our shareholders and address their interests in a meaningful and effective way. We engage with our shareholders on a regular basis to discuss a range of topics, including our performance, strategy, risk management, compensation practices and ESG issues.
Board Diversity Matrix
The table below provides certain information with respect to the composition of our Board. Each of the categories listed in the table has the meaning ascribed to it in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (as of June 22, 2022)
Total number of directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	10	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American Indian	-	-	-	-
Asian	-	5	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-
Board Composition
The following charts show the composition of the 11 members of our Board of Directors by age, tenure, gender and racial or ethnic diversity.

Age	Tenure*	Gender	Race / Ethnicity
(in years)

*    Includes Mr. Suzuki’s prior service on the Board from 2001 to 2013.
70s 40s 50s 60s 18% 18% 27% 37% 8+ 0 to 3 4 to 8 16% 42% 42% Female Male 9% 91% Racially or Ethnically Diverse Not Racially or Ethnically Diverse 45% 55%

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EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the philosophy, policies, practices, and material decisions underlying the compensation reported in the executive compensation tables included in this Proxy Statement for the following executive officers and former executive officers of the Company (the “NEOs” or “named executive officers”):

Executive Officers
Ravi Vig [1]	President and Chief Executive Officer (the “CEO”)
Derek P. D’Antilio	Senior Vice President, Chief Financial Officer and Treasurer (the “CFO”)
Michael C. Doogue	Senior Vice President of Technology and Products
Max R. Glover	Senior Vice President of Worldwide Sales
Thomas C. Teebagy, Jr.	Senior Vice President of Operations and Quality

Former Officers
Paul V. Walsh, Jr.	Former Senior Vice President, Chief Financial Officer and Treasurer
Christopher E. Brown	Former Senior Vice President, General Counsel and Secretary
1.     As previously reported, Mr. Vig retired from his position as President and Chief Executive Officer on June 13, 2022 and was succeeded by Mr. Vineet Nargolwala.
The total compensation of each NEO is reported in the Fiscal Year 2022 Summary Compensation Table presented on page 55 of this Proxy Statement.
Named Executive Officers Transitions in Fiscal Year 2022
Mr. D’Antilio joined the Company as Senior Vice President, Chief Financial Officer, and Treasurer in January 2022 prior to Mr. Walsh’s retirement. To ensure a smooth and orderly transition to the new CFO, Mr. Walsh remained an employee until February 4, 2022 (the “Separation Date”), and entered into a Consulting Agreement (the “Consulting Agreement”). Pursuant to Mr. Walsh’s Consulting Agreement, he agreed to be available to consult with the Company for a period of one year after the Separation Date, and subject to Mr. Walsh’s continued compliance with the restrictive covenants in any written agreements between Mr. Walsh and the Company and his execution of a general release of claims, Mr. Walsh has received or is entitled to receive (i) a single, lump-sum payment equal to a prorated portion of his Annual Incentive Plan (“AIP”) award for the 2022 fiscal year; (ii) continued health insurance benefits at the same contribution rate as active employees for up to 12 months following his Separation Date; and (iii) a one-time grant of time-based restricted stock units (“RSUs”) vesting on the Separation Date with a grant date value equal to the value attributable to an additional 12 months of vesting of Mr. Walsh’s equity awards under the Allegro Microsystems, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”), which would have otherwise been forfeited as of the Separation Date.
In connection with Mr. D’Antilio’s hire, the Company entered into an offer letter with Mr. D’Antilio (the “Offer Letter”), as well as a severance agreement (the “D’Antilio Severance Agreement”). Under the Offer Letter, Mr. D’Antilio’s annual base salary was set at $400,000, and his target AIP award set at 75% of his annual base salary (prorated for fiscal year 2022 based on the partial year served). In addition to the prorated target AIP award that Mr. D’Antilio received in 2022, under the terms of the Offer Letter, Mr. D’Antilio also received a $125,000 signing bonus (the “Signing Bonus”). In the event that Mr. D’Antilio voluntarily resigns within 12 months following his date of hire, Mr. D’Antilio will be required to repay the Signing Bonus. In the event that Mr. D’Antilio voluntarily resigns between 12 and 24 months following his date of hire, Mr. D’Antilio will be required to repay a prorated amount of the Signing Bonus based upon the number of months worked less than two years.
Under the Offer Letter, on February 3, 2022, Mr. D’Antilio received a grant of RSUs representing a number of shares of Common Stock having a grant date fair value of $1.5 million divided by the closing price of a share of the Company’s Common Stock on Nasdaq on that date. The RSUs will vest as to 60% of the underlying shares on the first anniversary of the grant date and as to the remaining 40% of the underlying shares on the second anniversary of the grant date, in each case, subject to Mr. D’Antilio’s continued employment with the Company through each vesting date.

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EXECUTIVE AND DIRECTOR COMPENSATION
The material terms and conditions of the D’Antilio Severance Agreement are summarized under the heading “Severance Agreements” presented on page 60 of this proxy statement.
Mr. Brown separated from the Company in December 2021. Per the terms of the agreement that he entered into in connection with his departure from the Company, and subject to Mr. Brown’s continued compliance with the restrictive covenants in any written agreements between Mr. Brown and the Company and his execution of a general release of claims, Mr. Brown received or will be entitled to receive (i) a single, lump-sum payment on his separation date in an amount equal to a prorated portion of his target AIP award for the 2022 fiscal year, plus 100% of his annual base salary and 100% of his target AIP award for the 2022 fiscal year; (ii) payment of health insurance premiums Mr. Brown incurs for continued coverage under the Company’s group health insurance under COBRA for up to 18 months; and (iii) a one-time grant of RSUs with a grant date value equal to the value attributable to an additional 12 months of vesting of Mr. Brown’s equity awards under the 2020 Plan.
Executive Summary
2022 Business Results
Fiscal year 2022 was an important year for Allegro. The Company delivered record net sales, achieving robust annual revenue growth of 30%, benefiting from multiple tailwinds, including automotive content expansion, design win momentum, and alignment to high growth end markets. We also recorded expanding gross margins and earnings growth of more than 2x our revenue growth, demonstrating the leverage in our operating model. The Company’s investments in R&D are yielding innovations that are giving us a competitive advantage and accelerating new product revenue in strategic growth areas, including Electrified Vehicles (“xEV”), Advanced Driver Assistance Systems (“ADAS”), industry 4.0 and data centers, which are important to our long-term growth.
The following sets forth certain details of our financial results for fiscal year 2022 and the market returns delivered to shareholders, compared to certain benchmarks, for fiscal year 2022 and since our initial public offering in 2020 (the “IPO”):

	Revenue $M	GAAP Gross margin	Non-GAAP Gross Margin [1]	EBITDA $M	Adjusted EBITDA $M [1]	GAAP Diluted EPS	Non-GAAP Diluted EPS [1]
Fiscal 2022 Result	$768.7M	53.0%	54.1%	$190.3M	$226.1M	$0.62	$0.78
Year-Over-Year Change	30%	580 bps	410 bps	285%	56%	520%	70%
1.     Denotes a non-GAAP financial measure. See Appendix A for definitions of and additional information regarding non-GAAP financial measures, along with reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
The following compares, for the period beginning October 29, 2020, the initial trading date of our Common Stock on Nasdaq, and ending on March 25, 2022, the last day of our fiscal year 2022, the cumulative total stockholder return for our Common Stock, the Nasdaq Composite Index and Philadelphia Semiconductor Index, and assumes reinvestment of any dividends. The shareholder return in the table below is not necessarily indicative of, nor it is intended to forecast, the potential future performance of our Common Stock, and we do not make or endorse any predictions as to future shareholder returns. We selected these comparative groups due to industry similarities and the fact that they include several direct competitors.

Shareholder value creation	Base Period - October 29. 2020	March 26, 2021	March 25, 2022
Allegro’s Result	$100.00	$142.77	$164.86
Nasdaq Composite Index	$100.00	$117.46	$126.67
Philadelphia Semiconductor Sector Result	$100.00	$136.02	$154.37
Important 2022 Compensation Actions
Our Compensation Committee, which consists entirely of independent directors, sets the compensation of our NEOs. In fiscal year 2022, the Compensation Committee took the following actions with respect to the compensation of our NEOs:
•As part of our standard annual review cycle, reviewed the base salaries for our NEOs, approving increases of 25.0%, 6.0%, 4.4%, 12.2% and 2.8% for Messrs. Vig, Walsh, Doogue, Glover and Teebagy, respectively.

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EXECUTIVE AND DIRECTOR COMPENSATION
•As part of our standard annual review cycle, reviewed the annual target bonus opportunities for our NEOs under the AIP, increasing Mr. Vig’s target bonus opportunity (from 100% to 125% of base salary), Mr. Doogue’s (from 65% to 70% of base salary), Mr. Glover’s (from 70% to 75%) and Mr. Teebagy’s (from 60% to 70% of base salary).
•Approved AIP performance metrics, weighting adjusted EBIT performance at 70% and revenue performance at 30%.
•Approved Long-Term Incentive (“LTI”) compensation, consisting of a combination of RSUs and performance-based restricted stock units (“PSUs”) to provide strong links to long-term shareholder value creation and promote alignment with investors.
As illustrated below, our executive compensation program utilizes annual and long-term incentive awards, including awards that are contingent on Company performance relative to our key performance metrics. The pay mix chart set forth below is based on target compensation and includes base salary, target annual bonus under the AIP, and long-term equity-based awards approved by the Compensation Committee. Mr. D’Antilio’s target compensation was not included in the pay mix chart below because he joined the Company after our annual equity awards for fiscal year 2022 were granted, but all the other NEOs have been included below.
Fiscal Year 2022 CEO Compensation 79% 9% 12% Variable, at-risk Compensation, 91% Fiscal Year 2022 CEO Target LTI 40% 60% RSUs PSUs Base Salary AIP (Target) LTI (Annual Equity Award Target) Fiscal Year 2022 Other NEO Compensation 66% 20% 14% Variable, at-risk Compensation, 80% Fiscal Year 2022 Other NEO Avg. LTI 39% 61% RSUs PSUs Base Salary AIP (Target) LTI (Annual Equity Award Target)
Compensation Philosophy and Objectives
The overall objective of our compensation program is to encourage and reward the creation of sustainable, long-term value for our stakeholders. We pursue this objective via:
•Alignment with long-term shareholders’ interests. We believe our executives’ interests are more directly aligned with our shareholders’ interests when compensation programs emphasize an appropriate balance of short- and long-term financial performance and align to the characteristics of our target markets.
•External Competitiveness. We believe an executive’s total pay should be competitive at the target performance level in order to attract qualified executives, motivate performance and retain, develop and reward executives with the abilities and skills needed to foster long-term value creation.
•Motivating achievement of financial goals and strategic objectives. We believe an effective way to create value over the long-term is to make a significant portion of an executive’s overall pay dependent on the achievement of our short- and long-term financial goals and strategic objectives.
•Rewarding superior performance. We believe that although an executive’s total compensation should be tied to achievement of financial goals and strategic objectives and should be competitive at the target performance level, performance that exceeds target should be appropriately rewarded. We also believe there should be downside risk of below-target payouts if our financial performance is below target and if we do not achieve our financial goals and strategic objectives.
•Responding to change. We believe that as our industry continues to evolve and our opportunities for competitive business advantages change over time, we must also continue to evolve in order to continue to create value. Our compensation programs must likewise be tailored to our strategic priorities (which may require changing the performance measures in our incentive plans from time to time) and our current outlook (which may impact how we calibrate incentive plan payouts to various levels of performance).

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EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Governance and Best Practices
We are committed to maintaining strong governance standards with respect to our compensation programs, procedures and practices. For example:
What we do

√	Our executive compensation decisions are made by the independent members of our Board or by our Compensation Committee, which is made up exclusively of independent members.
√	Our Compensation Committee has retained an independent executive compensation consulting firm to provide objective analysis, advice and information.
√	We make a significant portion of each NEO’s overall compensation dependent on our performance measures against pre-determined targets for short- and long-term financial performance measures, targets that we believe are challenging, yet achievable.
√	We provide a significant portion of each NEO’s overall compensation opportunity in the form of at-risk, equity-based incentive awards to establish a strong link between an NEO’s compensation and our stock price performance.
√	Our NEOs and independent members of our Board are subject to robust stock ownership guidelines.
√	Our 2020 Plan provides for recoupment of incentive awards in the event of a material financial restatement due to material noncompliance with financial reporting requirements or breach of restrictive covenants.
What we don’t do

√	We do not provide our NEOs with material executive perquisites.
√	We prohibit hedging and pledging of the Company’s equity securities by all officers, directors, and employees.
√	We generally do not provide tax gross ups, including in the event of a change in control of the Company (a “change in control”) or otherwise.
√	We do not provide for single-trigger vesting of unvested equity awards in the event of a change in control.
√	We currently have no outstanding stock option awards, but if we choose to grant option awards in the future, we do not permit the repricing or back-dating of stock option awards.
Role of the Compensation Committee, Compensation Consultant and Management
In setting executive compensation, the Compensation Committee considers a number of factors, including the CEO’s recommendations (other than with respect to his own compensation), taking into account the recommendations and competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on that performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and each executive’s professional experience and tenure with the Company. The Compensation Committee also considers prior fiscal year adjustments to executive compensation, historical payments under our AIP and our historical equity award grant practices. The Compensation Committee has the final authority to approve annual compensation packages for all executives.
Prior to the start of each fiscal year, we develop Company performance metrics aligned with our annual operating plan for our employees, including our NEOs. These goals represent key performance objectives that are incorporated into the AIP framework and then submitted to the Compensation Committee for consideration and approval. After our fiscal year-end financial results are available, the Compensation Committee approves annual bonus payout amounts under our AIP for our executives for the just-completed fiscal year.
The Compensation Committee has engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consulting firm, to provide research and analysis and to make recommendations on the form and level of executive compensation. The Compensation Committee sought input from Meridian on executive compensation matters for the 2022 fiscal year, including the design and competitive position of our executive compensation program, our peer group (see the following page below for additional information on our peer group), appropriate compensation levels, and evolving compensation trends.
Based on its consideration of the various factors set forth in the rules promulgated by the SEC and Nasdaq rules, the Compensation Committee has determined that the work performed by Meridian has not raised any conflict of interest.

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EXECUTIVE AND DIRECTOR COMPENSATION
Competitive Positioning
We periodically perform a competitive market analysis of our executive and director compensation programs to ensure that the total compensation packages of our executive officers and the non-employee members of our Board are within a reasonably competitive range. In connection with its fiscal year 2022 compensation actions and decisions, the Compensation Committee considered a competitive market analysis prepared by Meridian in February of 2021 (see below for more information on the competitive market analysis). The Meridian analysis determined that the NEOs’ cash compensation, comprised of annual base salary, plus annual target bonus under the AIP, was in the 25th percentile relative to competitive market data. The analysis also found that the equity incentive awards that we granted in connection with the consummation of our IPO during fiscal year 2021 were in the 50th percentile and, on an executive-to-executive basis, ranged from below the 30th to the 65th percentile. This analysis excluded compensation for Mr. D’Antilio, who did not join the Company until January 2022.
The Compensation Committee considered these results in its compensation program decision-making for fiscal year 2022.
Competitive Market Analysis
In February 2021, Meridian conducted a competitive market analysis to support the Compensation Committee in connection with its executive and non-employee director compensation decisions for fiscal year 2022. To develop an understanding of the competitive marketplace, the Compensation Committee reviewed the executive compensation practices of a group of publicly traded companies (the “Peer Group”) based on compensation data gathered from publicly available filings. Meridian worked with the Compensation Committee to review the Company’s Peer Group.
In determining the Peer Group to be utilized in making compensation decisions for fiscal year 2021, the Compensation Committee and Meridian reviewed and considered factors such as industry, total revenue, market capitalization, growth, and profitability margins. The Peer Group was selected based on the evaluation of all of these factors, and consisted of the following 16 companies:

Peer Group
Analog Devices, Inc.	Microchip Technology Incorporated
Azenta, Inc. (formerly Brooks Automation, Inc.)	Monolithic Power Systems, Inc.
Cirrus Logic, Inc.	ON Semiconductor Corporation
Diodes Incorporated	Power Integrations, Inc.
Inphi Corporation	Semtech Corporation
Lattice Semiconductor Corporation	Silicon Laboratories
MACOM Technology Solutions Holdings, Inc.	Synaptics Incorporated
MaxLinear, Inc.	Wolfspeed, Inc. (formerly Cree, Inc.)
As indicated in the table below, at the time of the competitive market analysis in February 2021, our revenue approximated the Peer Group 34th percentile, our headcount the 69th percentile and our market capitalization the 48th percentile.

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Allegro Compared to Peer Group, Sorted from Highest to Lowest
Revenue	Headcount	Market Cap
Analog Devices, Inc.	ON Semiconductor Corporation	Analog Devices, Inc.
Microchip Technology Incorporated	Microchip Technology Incorporated	Microchip Technology Incorporated
ON Semiconductor Corporation	Analog Devices, Inc.	Monolithic Power Systems, Inc.
Cirrus Logic, Inc.	Diodes Incorporated	ON Semiconductor Corporation
Synaptics Incorporated	Wolfspeed, Inc.	Wolfspeed, Inc.
Diodes Incorporated	Allegro MicroSystems, Inc.	Inphi Corporation
Azenta, Inc.	Azenta, Inc.	Lattice Semiconductor Corporation
Wolfspeed, Inc.	Monolithic Power Systems, Inc.	Silicon Laboratories Inc.
Monolithic Power Systems, Inc.	Silicon Laboratories Inc.	Allegro MicroSystems, Inc.
Inphi Corporation	Cirrus Logic, Inc.	Azenta, Inc.
Allegro MicroSystems, Inc.	MaxLinear, Inc.	Power Integrations, Inc.
Silicon Laboratories Inc.	Semtech Corporation	Cirrus Logic, Inc.
Semtech Corporation	Synaptics Incorporated	Semtech Corporation
MACOM Technology Solutions Holdings, Inc.	Inphi Corporation	MACOM Technology Solutions Holdings, Inc.
Power Integrations, Inc.	MACOM Technology Solutions Holdings, Inc.	Diodes Incorporated
MaxLinear, Inc.	Lattice Semiconductor Corporation	Synaptics Incorporated
Lattice Semiconductor Corporation	Power Integrations, Inc.	MaxLinear, Inc.
Allegro = 34th Percentile	Allegro = 69th Percentile	Allegro = 48th Percentile
The Compensation Committee uses the market analysis as a reference point to ensure that our executive compensation program is competitive with market practice. In the case of each executive officer, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if their position is sufficiently similar to the positions identified in the data to make the comparison meaningful. The Compensation Committee reviews a full array of competitive market data as part of this comparison process rather than isolating a particular percentile with respect to any portion of the executives’ pay. Ultimately, the Compensation Committee’s decisions with respect to each executive’s total compensation, and each individual compensation element, are based in large part on its assessment of the Company’s and individual’s performance, as well as other factors, such as internal equity across the organization.
Compensation Elements
We use the following key elements to compensate our NEOs:

Compensation Element	Purpose	Timing of Payment(s)
Base Salary Representing the only fixed element of total direct compensation	•Provide a competitive fixed rate of pay relative to similar positions in the market. •Enable the Company to attract and retain critical executive talent.	•Paid bi-weekly throughout the year
Annual Incentive Plan (AIP) Cash-settled and tied to the achievement of short-term (less than one year) Company financial and / or strategic goals	•Focus executive officers on achieving progressively challenging short-term performance goals that align with the Company’s annual operating plan and result in long-term value creation.	•Lump-sum payment in the first quarter of the following fiscal year for executives as of the end of the fiscal year
Long-Term Incentives Comprised of a selection of equity instruments and vesting criteria tailored to promote long-term alignment of pay with shareholders
•Focus our executive officers on long-term relative and absolute performance goals that strongly align with and drive shareholder value creation, as well as support the Company’s leadership retention strategy.
•Annual equity awards generally vest over a four-year period from date of grant
Variation in competitive positioning among executives is to be expected, to recognize differences in individual performance, tenure, or scope of responsibility relative to market. However, we generally position each compensation element within a

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competitive range (+/- 15% for Base Salary and AIP target compensation, +/- 20% for grant date fair value of Long-Term Incentives) of the market 50th percentile.
Fiscal Year 2022 Base Salaries
NEO base salaries are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. Our Compensation Committee annually reviews and determines the base salaries of our executives and evaluates the base salaries of new hires at the time of hire, as it did in fiscal year 2022 for Mr. D’Antilio in connection with his hiring. During fiscal year 2022, the Compensation Committee reviewed the base salaries of the NEOs, approving the adjustments shown in the table below, as applicable, for all NEOs other than Mr. D’Antilio who joined the Company in January 2022 and whose base salary was negotiated in connection with his hiring. In deciding whether to make any adjustments, the Compensation Committee considered factors, including each NEO’s performance, tenure, and job responsibilities, in addition to considering market information from our February 2021 competitive analysis. The significant increases for Messrs. Vig and Glover, as reflected in the table below, resulted from the competitive analysis, which indicated that these two NEOs were previously positioned in the bottom quartile of the Peer Group and more than 10% below the Peer Group 50th percentile for base salary.

Name	FY 2021 Base Salary ($)	FY 2022 Base Salary ($)	Increase ($)	Increase (%)	Reason for Change
Ravi Vig	$500,000	$625,000	$125,000	25.0%	Merit/Market
Derek P. D’Antilio [1]	n/a	$400,000	n/a	n/a	n/a
Michael C. Doogue	$350,000	$365,400	$15,400	4.4%	Merit
Max R. Glover	$325,000	$364,700	$39,700	12.2%	Merit/Market
Thomas C. Teebagy, Jr.	$345,000	$354,700	$9,700	2.8%	Merit
Paul V. Walsh, Jr.	$372,200	$394,500	$22,300	6.0%	Merit
Christopher E. Brown	$335,000	$335,000	$—	—%	n/a
1     Mr. D'Antilio joined the Company in January 2022.
Fiscal Year 2022 AIP
Each of our NEOs participates in our AIP, which is focused on rewarding our executive officers for annual operating performance that meets or exceeds pre-established goals. The Compensation Committee periodically reviews and determines each NEO’s target bonus opportunity (expressed as a percentage of base salary) under the AIP. During fiscal year 2022, the Compensation Committee reviewed each NEO’s target bonus opportunity, approving the adjustments shown in the table below, as applicable, for all NEOs other than Mr. D’Antilio who joined the Company in January 2022 and whose target bonus opportunity was negotiated in connection with his hiring. The Compensation Committee considered the same factors as in its deliberations relating to base salaries, as well as our desire to motivate achievement of short-term financial objectives via meaningful annual incentive opportunities. Following these adjustments, each NEO target bonus opportunity was closely aligned to the market 50th percentile, as detailed in the February 2021 competitive analysis.

Name	2021 Target AIP (% of Base Salary)	2022 Target AIP (% of Base Salary)	Increase (%)	Reason for Change
Ravi Vig	100.0%	125.0%	25.0%	Market
Derek P. D’Antilio [1]	n/a	75.0%	n/a	n/a
Michael C. Doogue	65.0%	70.0%	50.0%	Market
Max R. Glover	70.0%	75.0%	50.0%	Market
Thomas C. Teebagy, Jr.	60.0%	70.0%	10.0%	Merit
Paul V. Walsh, Jr.	70.0%	70.0%	—%	n/a
Christopher E. Brown	60.0%	60.0%	—%	n/a
1.    Mr. D'Antilio joined the Company in January 2022.
The actual amount of the annual bonuses paid under the AIP each year may be more or less than the applicable NEO’s target bonus opportunity, depending on Company performance against a set of pre-established performance metrics. For fiscal year 2022, these Company performance metrics included adjusted EBIT (weighted 70%) and revenue, as represented by year-over-

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year sales growth percentage (weighted 30%). The annual bonuses under the AIP are also subject to potential increase or reduction at the discretion of the Compensation Committee, based on individual NEO performance during the fiscal year.
The table below illustrates AIP determinations at various levels of performance and the actual performance in fiscal year 2022 for each metric. For performance between points referenced in the table, straight line interpolation is used for the determination of actual achievement of performance metrics.

Target AIP Mix 30% 70% Adjusted EBIT Revenue	Performance Metric		Threshold	Target	Maximum	Actual Performance
	Adjusted EBIT	Performance Goals ($ millions)	$111.6	$139.5	$181.4	$180.6
		% Pool Funding	33.3%	100.0%	200.0%	197.4%
	Revenue	Performance Goals (% growth)	70.9%	14.2%	21.3%	30.0%
		% Pool Funding	50.0%	100.0%	200.0%	200.0%
In May 2022, the Compensation Committee assessed the Company’s fiscal year 2022 achievement of the corporate performance objectives. The sum of the Adjusted EBIT portion of the pool funding (70% weighting, multiplied by funding achieved at 197% of target) and the revenue portion of the pool funding (30% weighting, multiplied by funding achieved at 200% of target) for fiscal year 2022 resulted in achievement at 198.2% of target. Per the terms of his agreement with the Company, the portion of Mr. Brown’s lump-sum payment attributable to his 2022 AIP award was funded at target and prorated to reflect his partial service in fiscal year 2022.
Messrs. Glover and Teebagy each received a 1.15x individual multiplier for individual performance. This multiplier was in recognition of demonstrating extraordinary leadership and resilience as we navigated strong customer demand and supply chain imbalances during fiscal year 2022. All other NEOs received an individual multiplier of 1.00.
The table below illustrates the final AIP payout determinations for each NEO.

Name	2022 Target AIP ($)	Multiplier for Individual Performance	Final AIP Payout ($)
Ravi Vig	$781,250	1.00	$15,625
Derek P. D’Antilio [1]	$60,822	1.00	$1,216
Michael C. Doogue	$255,780	1.00	$5,116
Max R. Glover	$273,525	1.15	$6,291
Thomas C. Teebagy, Jr.	$248,290	1.15	$5,711
Paul V. Walsh, Jr. [1]	$238,321	1.00	$4,766
Christopher E. Brown [1]	$145,932	1.00	$145,932
1.    Prorated for partial year of service in fiscal year 2022.
Additional Bonus Awards in Fiscal Year 2022
Mr. D’Antilio received a $125,000 signing bonus in accordance with his offer letter as an inducement to join the Company. In the event that Mr. D'Antilio voluntarily resigns within 12 months his date of hire, Mr. D'Antilio will be required to repay the signing bonus. In the event that Mr. D'Antilio voluntarily resigns between 12 and 24 months following his date of hire, Mr. D'Antilio will be required to repay a prorated amount of the signing bonus based upon the number of months worked less than two years.
Mr. Glover received $151,000 as the final installment of his deferred hiring bonus pursuant to his offer letter, which was included as an inducement to join the Company in 2019. In the event that Mr. Glover voluntarily resigns in less than three full years from his date of hire, he will be required to repay this installment and all other installments of his deferred hiring bonus that have previously been paid to Mr. Glover.
Fiscal Year 2022 Equity Compensation

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We use equity awards as a form of long-term incentive compensation to motivate and reward executive officers for effectively executing longer-term strategic and financial objectives. The multi-year vesting provisions of these awards also support the Company’s leadership retention strategy. The value of these equity awards is based on the value of our Common Stock, and these awards help align the interests of our executive officers with those of the Company’s shareholders.
In fiscal year 2022, our annual equity awards consisted of a combination of RSUs and PSUs. Further details regarding awards granted during fiscal year 2022 are set forth below. The Compensation Committee elected to use PSUs as the primary equity vehicle for annual equity awards to NEOs because these awards reflect a balance between significant upside potential for superior performance, and decline in award size, potentially to zero, for performance that is below threshold level expectations.
The Compensation Committee exercises its judgment in determining the size of the equity awards granted to executive officers. For each eligible executive, the Committee considers the relative value of equity awards compared to the equity awards held by other executive officers, the desired incentive mix between PSU awards and RSU awards, a compensation analysis performed by Meridian, and the individual experience, skills and performance level of the executive officer.
Annual Equity Awards
The annual equity awards granted to each of our NEOs, other than Mr. D’Antilio, who had not yet joined the Company when these awards were granted in May 2021, generally consisted of RSUs (40% of each award) and PSUs (60% of each award), except for Mr. Glover whose award consisted of a slightly higher PSU-to-RSU ratio. The RSUs are scheduled to vest in four equal installments on each of May 16, 2022, 2023 and 2024, subject to continued employment through each vesting date. The PSUs vest based on achievement of three separate performance and service criteria, as outlined in the table below and described in greater detail following the table.

PSU Award Weighting (at target) 25% 50% 25% Relative TSR Emerging Product Revenue Cumulative Adjusted EBITDA	Performance Metric	PSU Award Weighting (at target)	Performance Period	Additional Service-Based Vesting after Performance Period

PSU Award Weighting (at target)
50%
25%
25%
Relative TSR
Emerging Product Revenue
Cumulative Adjusted EBITDA

	Relative Total Shareholder Return (“Relative TSR”)	50%	Three years (fiscal years 2022 through 2024)	None, earned portion of PSU shares (if any) based on this metric vest on May 16, 2024
	Emerging Product Revenue	25%	One year (fiscal year 2022)	Earned portion of PSU shares (if any) based on this metric vest 50% on May 16, 2022 and 50% on May 16, 2023
	Cumulative Adjusted EBITDA	25%	One third allocated to each of one year (fiscal year 2022), two-year (fiscal years 2022 and 2023) and three-year (fiscal years 2022 through 2024) performance periods	Earned portion of PSU shares (if any) based on this metric vest on May 16, 2024
The Relative TSR portion of the PSUs are earned based on our total shareholder return (“TSR”) performance, as measured relative to the performance of companies in the Philadelphia Semiconductor Index (“SOX Index”) over a three-year period (fiscal years 2022 through 2024). Target vesting at 100% of this portion of the award is achieved if the Company’s TSR equals the TSR of the median company in the SOX Index. The actual number of PSUs that will be earned can range from 0% - 200% of the target amount, with a threshold vest (fixed at 50% of the target number of PSUs for this portion of the award) achieved if the Company’s TSR equals the TSR of the 25th percentile SOX Index company, and a maximum vest (fixed at 200% of the target number of PSUs for this portion of the award) achieved if the Company’s TSR equals the TSR of the 75th percentile SOX Index company. Straight line interpolation is used for vesting determinations for performance between threshold and target or between target and maximum. If the Company’s TSR is negative during the performance period, vesting is capped at target for this portion of the award, regardless of what the award formula would otherwise specify for this portion of the award.

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Performance Metric			Threshold		Target		Maximum
TSR percentile rank vs. SOX	Goal	<25th	25th	37.5th	50th	62.5th	75th
	Payout % (positive TSR)	—%	50.0%	75.0%	100.0%	150.0%	200.0%
	Payout % (negative TSR)	—%	50.0%	75.0%	100.0%
The Emerging Product Revenue portion of the PSUs are earned based on our revenue applicable to the xEV, ADAS and Industrial markets in fiscal year 2022, as compared to pre-established threshold, target and maximum goals. The table below illustrates Emerging Product Revenue PSU payout determinations at various levels of performance, including actual performance in fiscal year 2022, and the resulting payout (i.e., the percentage of target PSUs for this portion of the award that vested one half on May 16, 2022, with the remaining half to vest on May 16, 2023, subject to a recipient meeting the continued service requirement). For performance between points referenced in the table, straight line interpolation was used for PSU vesting determination.

Performance Metric		Threshold	Target	Maximum	Actual Performance
Emerging Products Revenue FY22 ($ millions)	Goal ($ millions)	$244.0	$287.0	$330.1	$323.7
	Payout %	50.0%	100.0%	200.0%	185.1%
The cumulative adjusted EBITDA portion of the PSUs are earned based on cumulative adjusted EBITDA, as compared to threshold, target and maximum goals for each of fiscal year 2022, the two-year period encompassing fiscal years 2022 and 2023, and the three-year period encompassing fiscal years 2022, 2023 and 2024. The table below illustrates cumulative adjusted EBITDA PSU payout determinations for the one third of cumulative adjusted EBITDA PSUs allocated to fiscal year 2022 performance, and the resulting payout (i.e., the percentage of PSUs allocated to fiscal year 2022 performance that will vest on May 16, 2024, subject to a recipient meeting the continued service requirement) for this portion of the award. For performance between points referenced in the table, straight line interpolation was used for PSU vesting determination.

Performance Metric		Threshold	Target	Maximum	Actual Performance
Fiscal Year 2022 Cumulative Adjusted EBITDA	Goal ($ millions)	$160.6	$188.9	$217.2	$228.6
	Payout %	50.0%	100.0%	200.0%	200.0%
The table below illustrates how payouts for this portion of the award will be determined for each of (1) the two-year period encompassing fiscal years 2022 and 2023, and (2) the three-year period encompassing fiscal years 2022, 2023 and 2024.

Performance Metric		Threshold	Target	Maximum
Fiscal Years 2022-2023 Cumulative Adjusted EBITDA	Goal[1]	85% of Plan1	At Plan1	115% of Plan1
	Payout %	50.0%	100.0%	200.0%
Fiscal Years 2022-2024 Cumulative Adjusted EBITDA	Goal[1]	80% of Plan1	At Plan1	120% of Plan1
	Payout %	50.0%	100.0%	200.0%
1.    Respective goals for “Plan” as approved by the Company’s Board of Directors for our 2022-2024 MTP (as defined on the following page below).
Mr. D’Antilio’s New Hire Award
In connection with Mr. D’Antilio joining the Company, he was granted a one-time award of RSUs in February 2022 (the “New Hire Award”). The New Hire Award is scheduled to vest as to 60% of the underlying RSUs on the first anniversary of the grant date, and the remaining 40% of the underlying RSUs are scheduled to vest on the second anniversary of the grant date, in each case, subject to Mr. D’Antilio’s continued employment with the Company on each applicable vesting date.
Additional awards of RSUs to Messrs. Walsh, Doogue and Teebagy and PSUs to Mr. Vig
Immediately following our IPO, the restricted shares of our Class A and Class L common stock for most of our senior executives vested in full in accordance with their terms. As multi-year vesting provisions of long-term equity incentive awards support our leadership retention strategy, we granted new market-competitive awards of RSUs and PSUs at the time of our IPO, in part to

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bolster retention of our NEOs. These IPO equity awards were heavily weighted towards PSUs, which are eligible to vest over a three-year performance period.
To strengthen the retention value of our compensation program, in addition to the IPO equity awards described above, we granted awards of RSUs in May 2021 to Messrs. Doogue, Teebagy and Walsh that vest 75% on May 16, 2022, and 25% on May 16, 2023.
We also granted an additional award of PSUs in May 2021 to Mr. Vig, serving to both strengthen the retention value of our compensation program and reinforce our pay-for-performance philosophy. These PSUs link additional compensation to achievement of important financial results. They are earned based on cumulative revenue improvement and cumulative adjusted EBITDA, as compared to threshold, target, and maximum goals for each of fiscal years 2022 and 2023. Each of these two performance metrics is weighted 50% for each performance period.
Target performance goals reference our 2022-2024 Mid-Term Plan (“MTP”), as approved by the Company’s Board of Directors. The MTP is a three-year operating plan, approved prior to the beginning of each fiscal year.
The portion of PSUs allocated to fiscal year 2022 performance represent 75% of the total target award, and earned PSUs vested on May 16, 2022. The table below illustrates the PSU payout determination for this portion of the award. For performance between points referenced in the table, straight line interpolation was used for PSU vesting determination.

Performance Metric		Threshold	Target	Maximum	Actual Performance
Fiscal Year 2022 Cumulative Revenue Improvement	Goal ($ millions)	$71.2	$83.8	$96.4	$177.5
	Payout %	50.0%	100.0%	200.0%	200.0%
Fiscal Year 2022 Cumulative Adjusted EBITDA	Goal ($ millions)	$151.1	$188.9	$226.7	$228.6
	Payout %	50.0%	100.0%	200.0%	200.0%
The portion of PSUs allocated to cumulative fiscal years 2022 and 2023 performance represent 25% of the target award, and earned PSUs (if any) will vest on May 16, 2023. The table below illustrates the potential payout determination for this portion of the award. For performance between points referenced in the table, straight line interpolation will be used for PSU vesting determination.

Performance Metric		Threshold	Target	Maximum
Fiscal Years 2022-2023 Cumulative Revenue Improvement	Goal	85% of Plan1	At Plan1	115% of Plan1
	Payout %	50.0%	100.0%	200.0%
Fiscal Years 2022-2023 Cumulative Adjusted EBITDA	Goal	80% of Plan1	At Plan1	120% of Plan1
	Payout %	50.0%	100.0%	200.0%
1.    Respective goals for “Plan” as approved by the Company’s Board of Directors for our 2022-2024 MTP.
Additional awards of RSUs to Messrs. Walsh and Brown
In connection with their departures during fiscal year 2022, we granted RSUs to Messrs. Walsh and Brown. These RSUs vested upon separation, contingent on each former NEO’s timely execution and non-revocation of a general release of claims. Each NEO’s award was designed (based on grant date fair value of our Common Stock) to approximate the value attributable to an additional 12 months of vesting of each former NEO’s outstanding equity awards under the 2020 Plan at the time of departure.
Equity Awards Granted in Fiscal 2022
The table below summarizes all the equity awards granted to our NEOs in fiscal year 2022.

Name	Relative TSR PSUs	Emerging Segment Revenue PSUs	Cumulative Adjusted EBITDA PSUs	Annual Equity Award RSUs	Additional PSUs	Additional RSUs	New Hire RSUs	Separation RSUs
Ravi Vig	62,929	31,465	31,465	83,905	135,136	—	—	—
Derek P. D’Antilio	—	—	—	—	—	—	54,407	—
Michael C. Doogue	13,312	6,656	6,656	17,750	—	33,280	—	—

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Name	Relative TSR PSUs	Emerging Segment Revenue PSUs	Cumulative Adjusted EBITDA PSUs	Annual Equity Award RSUs	Additional PSUs	Additional RSUs	New Hire RSUs	Separation RSUs
Max R. Glover	18,556	9,278	9,278	19,363	—	—	—	—
Thomas C. Teebagy, Jr.	12,102	6,051	6,051	16,136	—	27,633	—	—
Paul V. Walsh, Jr.	18,153	9,077	9,077	24,204	—	41,146	—	217,708
Christopher E. Brown	10,892	5,446	5,446	14,522	—	—	—	43,457
Benefits and Perquisites
We maintain broad-based benefits for all employees, and our NEOs are eligible to participate on the same basis as other U.S.-based full-time employees. The retirement plan, as well as our other benefits, are designed to be competitive in the labor market and to provide financial protection and security for employees and their families.
Health/Welfare Plans
We offer medical and dental insurance to our NEOs and pay a portion of the premiums for these benefits consistent with the arrangements for all of our other U.S.-based, full-time employees. We also provide our NEOs and other eligible employees, at our expense, with group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits; and other ancillary benefits (for example, an employee assistance program).
Charitable Contributions
Subject to certain limitations, we match charitable donations made by our employees, including our NEOs, to eligible charitable organizations, up to a $5,000 annual limit per employee.
Inventor Awards Program
Under our Inventor Awards Program, our employees, including our NEOs, are eligible to earn cash incentives associated with U.S. patents, including upon filing invention disclosures, issuances of first, second and third patents associated with such invention disclosures, and in respect of an annual “innovation award” selected from patents issued in respect of invention filings in a given year. Incentives associated with the foregoing patent-related awards range from $100 to $5,000 per occurrence, depending on the particular type of award.
Retirement Plan
We currently maintain a 401(k) retirement savings plan (the “401(k) Plan”) for our U.S.-based employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) Plan on the same terms as other full-time employees in the U.S. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis or after-tax basis through contributions to the 401(k) Plan. During fiscal year 2022, we matched contributions made by participants in the 401(k) Plan up to five percent (5%) of the employee’s eligible compensation, up to the statutory eligible compensation limit, and these matching contributions are fully vested as of the date they are made.
Deferred Compensation Plan
We maintain an Executive Deferred Compensation Plan (the “DCP”) under which eligible employees, including our NEOs, are permitted to defer up to 90% of their base salary and/or up to 100% of any amount earned under the AIP. All deferrals are fully vested as of the date the deferral is made. During fiscal year 2022, we also made fully vested employer contributions to our NEOs’ (and other participants’) DCP accounts. The amounts of this contribution were designed to replace matching contributions to our 401(k) Plan for eligible wages paid over the applicable statutory limits and are capped at five percent (5%) of the participant’s annual eligible compensation that exceeds the statutory limit. Amounts deferred under the DCP may be notionally invested by participants in one or more of the investment choices offered in the DCP, many of which are the same investments offered in the 401(k) Plan, and are subject to adjustment for earnings or losses resulting from these investments. DCP accounts are generally distributable upon the first to occur of a participant’s termination of employment (subject to a six-month delay if required by applicable regulations), the participant’s death, or a change in control of the Company. Participants may also elect certain in-service or other fixed distribution dates and/or installment payments (including with respect to distributions following a termination of employment).

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No Perquisites or Tax “Gross Ups”
We do not currently provide material perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Compensation Committee.
We generally do not provide tax “gross ups” to our named executive officers.
Compensation Policies
Prohibition on Option Re-Pricing and Backdating
We currently have no outstanding stock option awards, but if we choose to grant stock options in the future, options to purchase shares of our Common Stock will be granted with an exercise price equal to the closing market price of our Common Stock on Nasdaq on the effective date of grant. The 2020 Plan prohibits re-pricing of equity awards without shareholder approval, except in connection with certain corporate transactions involving the Company (including, without limitation, any stock dividend, distribution, stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company stock or other securities, or similar transactions).
Compensation Recovery
Under the Sarbanes-Oxley Act, in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our CEO and CFO. In addition, our 2020 Plan provides for potential recoupment of incentive awards in certain circumstances in the event of a material financial restatement due to material noncompliance with financial reporting requirements or breach of restrictive covenants, if determined by the Compensation Committee.
We expect to adopt a compensation clawback policy encompassing both performance-based cash and equity compensation compliant with the regulations that may be adopted under the Dodd-Frank Act when the regulations are adopted by the SEC and corresponding listing standards become effective.
Anti-Hedging and Anti-Pledging Policies
Our Board has adopted an Insider Trading Compliance Policy, which applies to all directors, officers and employees of the Company and its subsidiaries, as well as their respective family members sharing the same household, and any other company, account, trust, or other entity that they control (the “Covered Persons”). The policy prohibits Covered Persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause any Covered Person to no longer have the same objectives as the Company’s other shareholders. In addition, our Insider Trading Compliance Policy provides that no Covered Person may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.
Stock Ownership Guidelines
The Company has robust stock ownership guidelines for directors and officers that require each non-employee director and officer to own shares of our Common Stock. Under the guidelines, all current non-employee directors, and officers, including our NEOs, must own shares of our Common Stock with a value equal to a certain multiple of their annual Board retainer, in the case of non-employee directors, or base salary, in the case of officers. Please refer to the table below for the applicable multiple for our non-employee directors, CEO and other officers. Equity interests that count towards the satisfaction of the ownership guidelines include vested shares, including shares owned outright, shares jointly owned, and shares owned in trust. Non-employee directors and officers have four years from the date of the Company’s IPO or, if later, the date they first become a member of the Board or an officer to meet the ownership levels. All of our NEOs employed at the end of fiscal year 2022 were either in compliance with our stock ownership guidelines or are expected to be in compliance within this time window.

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Covered Person	Multiple of Base Salary / Board Retainer
Non-Employee Director	3x
Chief Executive Officer	6x
Other Officers	3x
Compensation Risk Assessment
Our Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors, and reviewed these items with its independent compensation consultant, Meridian. In addition, our Compensation Committee asked Meridian to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
Tax and Accounting Considerations
Section 162(m) of the Code generally limits the amount of remuneration that the Company may deduct in any calendar year for certain executive officers to $1.0 million. While the Compensation Committee will continue to consider the deductibility of compensation as a factor in making compensation decisions, it retains the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a deduction on the amounts subject to this additional tax. We do not provide any tax gross ups to cover excise taxes under Section 4999 in connection with a change in control.
Accounting for Share-Based Compensation
We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and full value stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables on pages 55-64 of this Proxy Statement. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

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EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K for its fiscal year ended March 25, 2022 and included in the Company’s 2022 Proxy Statement filed in connection with the Company’s 2022 Annual Meeting of Shareholders.
June 3, 2022
Respectfully submitted by the Compensation Committee of the Board of Directors.

Paul Carl (Chip) Schorr IV (Chair)
Richard R. Lury

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and it shall not otherwise be deemed filed under such Acts.

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EXECUTIVE COMPENSATION TABLES
2022 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during our most recently completed fiscal year ended March 25, 2022. For NEOs included in our summary compensation table in the proxy statement for the 2021 annual meeting (Messrs. Vig, Doogue and Walsh), compensation is included in the table for each of the last three fiscal years.

Name and Principal Position	Year	Salary [1] ($)	Bonus [2] ($)	Stock Awards [3] ($)	Non-Equity Incentive Plan Compensation [4] ($)	All Other Compensation [5] ($)	Total
Ravi Vig President, Chief Executive Officer	2022	$620,193	$—	$8,955,334	$1,548,438	$67,077	$11,191,041
	2021	$471,154	$—	$5,262,502	$721,395	$25,058	$6,480,109
	2020	$500,000	$—	$—	$2,596,385	$50,283	$3,146,668

Derek P. D'Antilio [6] Chief Financial Officer	2022	$84,615	$125,000	$1,500,001	$120,549	$4,277	$1,834,442

Michael C. Doogue Sr. VP, Technology and Products	2022	$364,808	$—	$2,010,772	$506,956	$38,603	$2,921,139
	2021	$329,807	$—	$1,157,758	$285,785	$21,565	$1,794,915
	2020	$350,000	$—	$—	$491,400	$37,296	$878,696

Max R. Glover Sr. VP of Worldwide Sales	2022	$363,173	$151,000	$1,519,516	$623,446	$35,077	$2,692,212

Thomas C. Teebagy, Jr. Sr. VP of Operations and Quality	2022	$354,627	$—	$1,762,988	$565,927	$33,200	$2,716,742

Former Officers
Paul V. Walsh, Jr. Former Chief Financial Officer	2022	$340,537	$—	$8,689,265	$472,353	$71,091	$9,573,245
	2021	$350,727	$—	$1,578,752	$375,904	$19,644	$2,325,027
	2020	$372,200	$—	$—	$807,300	$35,414	$1,214,914

Christopher E. Brown [7] Former Sr. VP, General Counsel and Corporate Secretary	2022	$244,808	$—	$2,409,466	$145,932	$3,097,734	$5,897,940
1.Reflects salary paid in the fiscal year. For NEOs whose fiscal year 2021 compensation is provided, their annual base salaries during fiscal year 2021 were temporarily reduced by approximately 15% from May 2020 until September 2020 as part of the Company’s cost saving initiative in response to the COVID-19 pandemic. No make-whole payments in relation to such salary reductions were paid.
2.Represents a signing bonus paid in connection with the executive joining the Company.
3.Amounts shown represent the aggregate grant date fair value of RSU and PSU awards made during fiscal 2022 and 2021, respectively, calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions with respect to these awards, refer to note 19 of the Allegro MicroSystems, Inc. financial statements for the year ended March 25, 2022, that were included in our Annual Report on Form 10-K. For performance-based awards, the amounts shown reflect the grant date fair value of such awards based upon the probable outcome at the time of grant, which was determined to be 100% of the target award level. If performance-based awards were shown at their maximum attainment level, then the aggregate grant date fair values shown in the table above for fiscal 2022 would be as follows: Mr. Vig: $9,820,112; Mr. D’Antilio: $0; Mr. Doogue; $660,009; Mr. Glover: $920,006; Mr. Teebagy:

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$600,017; Mr. Walsh: $900,075; and Mr. Brown: $540,025. The amounts reflected in this column do not represent the actual amounts paid to or realized by the NEO for awards made during fiscal 2022 and 2021.
4.Represents payments made under the AIP in the first quarter of the 2023 fiscal year for performance during the 2022 fiscal year.
5.Represents All Other Compensation detailed in the table below.
6.Mr. D'Antilio joined the Company in January 2022.
7.Mr. Brown joined the Company in May 2020.

Sub-table to footnote 5

Name	Fiscal Year 2022 401(k) Company match	Charitable contribution Company match	Nonqualified Plan Company contribution	Patent award payments	Company HSA contribution	Severance and accelerated vesting of equity grants at termination	Vacation cash out at termination	Total All Other Compensation
Ravi Vig	$14,740	$—	$51,137	$—	$1,200	$—	$—	$67,077

Derek P. D'Antilio	$3,077	$—	$—	$—	$1,200	$—	$—	$4,277

Michael C. Doogue	$14,678	$2,873	$17,852	$2,000	$1,200	$—	$—	$38,603

Max R. Glover	$14,958	$—	$18,919	$—	$1,200	$—	$—	$35,077

Thomas C. Teebagy, Jr.	$14,612	$—	$17,388	$—	$1,200	$—	$—	$33,200

Paul V. Walsh, Jr.	$11,723	$4,101	$23,720	$—	$1,200	$—	$30,347	$71,091

Christopher E. Brown	$14,500	$5,120	$—	$—	$200	$3,072,760	$5,154	$3,097,734

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Grants of Plan-Based Awards in Fiscal 2022
The following table contains information relating to all grants of plan-based awards made to our NEOs during the 2022 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]	Estimated Future Payouts Under Equity Incentive Plan Awards [2]		All Other Stock Awards: Number of Shares Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($) [4]
Name	Grant Date	Target ($)	Target (#)	Maximum (#)
Ravi Vig		$781,250
	5/7/2021		125,859	251,718		$3,525,307
	5/7/2021		135,136	270,272		$3,350,021
	5/7/2021				83,905	$2,080,005

Derek P. D'Antilio		$60,822
	2/3/2022				54,407	$1,500,001

Michael C. Doogue		$255,780
	5/7/2021		26,624	53,248		$745,738
	5/7/2021				17,750	$440,023
	5/7/2021				33,280	$825,011

Max R. Glover		$273,525
	5/7/2021		37,112	74,224		$1,039,507
	5/7/2021				19,363	$480,009

Thomas C. Teebagy, Jr.		$248,290
	5/7/2021		24,204	48,408		$677,954
	5/7/2021				16,136	$400,011
	5/7/2021				27,633	$685,022

Paul V. Walsh, Jr.		$238,321
	5/7/2021		36,307	72,614		$1,016,956
	5/7/2021				24,204	$600,017
	5/7/2021				41,146	$1,020,009
	2/4/2022				217,708	$6,052,282

Christopher E. Brown		$145,932
	5/7/2021		21,784	43,568		$610,170
	5/7/2021				14,522	$360,000
	12/17/2021				43,457	$1,439,296

1.     Amounts reflect target payouts under our 2022 AIP (prorated for partial year of service, if applicable). For fiscal year 2022, there was no threshold or maximum payout level under the plan.
2.    Represents the target and maximum payout levels for PSU awards granted in fiscal year 2022. There is no threshold payout level associated with these awards.
3.     Amounts in this column represent RSUs granted to NEOs in fiscal year 2022.
4.    Amounts shown represent the aggregate grant date fair value of RSU and PSU awards (at target with respect to PSUs) calculated in accordance with FASB ASC Topic No. 718, disregarding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are set forth in note 19 to the Company’s audited financial statements for the fiscal year ended March 25, 2022 included in the 2022 Annual Report. The amounts set forth may be more or less than the value ultimately realized based upon, among other things, the value of our Common Stock at the time of vesting of the stock awards, whether the Company achieves certain performance goals and whether such awards actually vest.

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Outstanding Equity Awards at Fiscal Year-End 2022
The following table details the number of stock awards outstanding for each NEO as of March 25, 2022. None of our NEOs held any option awards as of March 25, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market value of Shares or Units of Stock that Have Not Vested [4] ($)	Equity Incentive Plan Awards: Number of Unearned shares, units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [4] ($)
Ravi Vig	80,358	1	$2,344,846
	83,905	2	$2,448,348
				250,000	6	$7,295,000
				125,859	7	$3,672,566
				135,136	8	$3,943,268

Derek P. D'Antilio	54,407	5	$1,587,596

Michael C. Doogue	17,679	1	$515,873
	17,750	2	$517,945
	33,280	3	$971,110
				55,000	6	$1,604,900
				26,624	7	$776,888

Max R. Glover	17,679	1	$515,873
	19,363	2	$565,012
	58,929	9	$1,719,548
				55,000	6	$1,604,900
				37,112	7	$1,082,928

Thomas C. Teebagy, Jr.	16,072	1	$468,981
	16,136	2	$470,848
	27,633	3	$806,331
				50,000	6	$1,459,000
				24,204	7	$706,273

Paul V. Walsh, Jr.				—		$—

Christopher E. Brown				16,192	6	$472,483
				6,891	7	$201,079

1.Represents RSUs that vest in substantially equal installments on each of the first four anniversaries of November 18, 2020.
2.Represents RSUs that vest in substantially equal installments on each of the first four anniversaries of May 16, 2021.
3.Represents RSUs that vest 75% on May 16, 2022 and 25% on May 16, 2023.
4.Market value is based on the closing price of our Common Stock on Nasdaq of $29.18 as of March 25, 2022.
5.Represents new hire RSUs that vest 60% on February 13, 2023 and 40% on February 13, 2024.
6.Represents PSUs that vest on the attainment of specified performance goals linked to Relative TSR and specified financial goals over a performance period covering fiscal years 2021 through 2023. Amounts are shown at the target level.
7.Represents PSUs that vest on the attainment of specified performance goals linked to Relative TSR, and specified financial goals over a performance period covering fiscal years 2022 through 2024. Amounts are shown at the target level.

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8.Represents PSUs that vest on the attainment of specified financial goals over a performance period covering fiscal years 2022 through 2023. Amounts are shown at the target level.
9.Represents service RSUs that cliff vest on November 18, 2023.

Option Exercises and Stock Vested in Fiscal 2022
The following table sets forth information for our NEOs regarding the value realized during the 2022 fiscal year related to shares acquired upon vesting of previously granted stock awards. None of our NEOs held any option awards during the fiscal year ended March 25, 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting [1] ($)
Ravi Vig	26,785	$869,709

Derek P. D'Antilio	—	$—

Michael C. Doogue	5,893	$191,346

Max R. Glover	5,893	$191,346

Thomas C. Teebagy, Jr.	5,357	$173,942

Paul V. Walsh, Jr.	225,743	$6,313,179

Christopher E. Brown	124,871	$4,132,594

1.Amounts are calculated by multiplying the number of shares vested by the closing stock price of our Common Stock on Nasdaq on the applicable vesting date.

Nonqualified Deferred Compensation Table
We maintain the DPC for our executives, and all of our NEOs are eligible to participate. The following table contains information regarding the DCP for the fiscal year ended March 25, 2022.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1] ($)	Aggregate Earnings in Last FY [2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY end ($)
Ravi Vig	$158,702	$49,935	$(20,050)	$—	$2,787,738

Derek P. D'Antilio	$8,741	$—	$145	$—	$8,886

Michael C. Doogue	$—	$17,432	$10,630	$—	$520,005

Max R. Glover	$21,166	$14,958	$1,822	$—	$89,949

Thomas C. Teebagy, Jr.	$278,842	$16,979	$19,920	$—	$2,196,702

Paul V. Walsh, Jr.	$—	$23,163	$(3,970)	$—	$74,851

Christopher E. Brown	$—	$—	$—	$—	$—

1.Amounts included as Other Compensation in the Summary Compensation Table.
2.Amounts represent change in account value during the fiscal year and have not been included in the Summary Compensation Table.

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Potential Payments upon Termination or Change in Control
Overview
The information provided in the following tables reflects the amount of incremental compensation required to be paid to each applicable NEO in the event of a change in control of the Company, or a termination of the NEO’s employment. For purposes of the disclosure, we have assumed that all triggering event(s) took place on March 25, 2022, and we used the closing price per share on Nasdaq of our Common Stock on March 25, 2022 ($29.18). Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:
•when the event actually occurs;
•the number of outstanding but unvested stock awards then held by the NEO;
•awards granted after March 25, 2022;
•the Company’s Relative TSR over a specified period and its performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards; and
•the Company’s stock price as of the date of such event.
Specifically excluded from the information and tables below are any amounts which are not contingent upon the occurrence of the triggering event(s) or payments pursuant to Company benefit plans that are generally available to all U.S. salaried employees of the Company and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance, long-term disability insurance, etc.).
The payments and benefits Messrs. Walsh and Brown actually received in connection with their separation from the Company are set forth in the Summary Compensation Table on page 55 and are described in the Compensation Discussion and Analysis Section. Amounts for Messrs. Walsh and Brown are not included in the tables below since they left the Company prior to the end of fiscal year 2022.
Severance Agreements
We entered into severance agreements with each of Messrs. Vig, Doogue, Glover and Teebagy on October 3, 2017 (together, the “Severance Agreements”). On September 30, 2020, the Company amended and restated the Severance Agreements.
On January 10, 2022, we entered into a severance agreement with Mr. D’Antilio (the “D’Antilio Severance Agreement”) in connection with his hiring.
The Severance Agreements (as amended and restated) and the D’Antilio Severance Agreement provide that if a NEO’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each such term as defined in the applicable agreement) (a “Qualifying Termination”), subject to the executive’s execution of an effective general release of claims and continued compliance with applicable non-competition, non-solicitation and (in the cases of Messrs. Vig, Doogue, Glover and Teebagy) other restrictive covenants applicable to the executive pursuant to their respective pre-IPO share award agreement, we will pay or provide the executive with the following severance benefits:
(i) a cash payment equal to a percentage of the executive’s annual base salary and target bonus, in each case, as in effect on the date of such termination, equal to 300% (for Mr. Vig), 200% (for Mr. D’Antilio), and 100% (for Messrs. Doogue, Teebagy and Glover);
(ii) a cash payment equal to the amount of the executive’s target bonus in effect on the applicable date of termination, prorated for the number of days the executive was employed by the Company during the year of such termination;
(iii) any then-outstanding incentive equity awards (then-held by our NEOs) will be governed by the applicable equity incentive plan or award agreement; and
(iv) Company-paid continued health care coverage for up to thirty-six months (for Mr. Vig), up to twenty-four months (for Mr. D’Antilio) and up to eighteen months (for Messrs. Doogue, Glover and Teebagy) following the date of such termination. Mr. D’Antilio’s agreement also provides that, to the extent such COBRA continuation would result in the imposition of income taxes on Mr. D’Antilio, an additional monthly payment would be made to Mr. D’Antilio to cover the amount of any such taxes for up to 18 months following the date of such termination.

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Subject to applicable withholding, the cash severance benefits described in clauses (i) and (ii) above will be paid as follows: (A) for Mr. Vig, two times the lesser of (x) Mr. Vig’s annualized compensation for the year prior to the year in which the termination occurred and (y) the maximum amount that may be taken into account under a qualified plan under Section 401(a) of the Code for the year of termination, will be payable in equal monthly installments during the twelve-month period following the date of such termination in accordance with our normal payroll practices, and the remaining portion of Mr. Vig’s cash severance benefits will be paid in a lump-sum payment within 60 days following termination; and (B) for Messrs. D’Antilio, Doogue, Glover and Teebagy, 100% of the sum of the executive’s annual base salary and target bonus plus the prorated target bonus will be paid to the applicable executive in a lump-sum payment within fifteen days following termination.
Potential Payments upon Termination or a Change in Control
Our NEOs would be entitled to severance payments and benefits in the event their employment with us is terminated following an involuntary termination, which would include a termination of the officer’s employment by us without cause or a resignation for good reason, or a Qualifying Termination. For more information, refer to the discussion above under the heading “Severance Agreements.” In addition, under the terms of the 2020 Plan, if an NEO is terminated without “cause” on or within 12 months following a change in control of the Company, all outstanding equity incentive awards held by such executive under the 2020 Plan will vest, with performance measured based on the greater of target or actual performance. “Cause” is defined under the 2020 Plan as the definition given to such term in a NEO’s severance agreement. Upon a Qualifying Termination outside of such 12-month period following a change in control of our Company, such executive’s RSUs which are eligible to vest on the next vesting date following such termination will vest, and a prorated portion of such executive’s PSUs would vest as of the date of such termination.
The D’Antilio Severance Agreement provides that in the event that the severance benefits set forth in (i) and (ii) of the “Severance Agreements” section above, the health care continuation coverage benefit, and/or any other any payment, coverage or benefit, including any accelerated vesting of Company equity compensation, provided in respect of Mr. D’Antilio’s employment or termination of employment would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code or would subject Mr. D’Antilio to an excise tax under Section 4999 of the Code, then, provided that the requirements of Treas. Reg. Section 1.280G-1 Q&A-6(a)(2)(i) are met, the Company shall use its reasonable best efforts to obtain shareholder approval with respect to such parachute payments pursuant to Section 280G(b)(5)(B) of the Code, subject to Mr. D’Antilio’s execution of a contingent waiver of his receipt of, or entitlement to retain, any such parachute payments, to the extent necessary to obtain such shareholder approval.
The following table shows potential payments to our NEOs under the executive severance arrangements and with respect to their outstanding equity incentive awards for various scenarios involving a termination of employment or a change in control, assuming such event occurred on March 25, 2022 and, where applicable, using a price of our Common Stock of $29.18, which was the closing price of our Common Stock on Nasdaq on March 25, 2022:

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Name / Triggering Event	Cash Severance ($)	Prorated Bonus ($)	Benefit Continuation ($)	Equity Awards [1] ($)	Total ($)
Ravi Vig
Termination Following Change in Control	$4,218,750	$781,250	$65,149	$19,703,977	$24,769,127
Death/Disability	$—	$—	$—	$9,264,018	$9,264,018
Qualifying Termination	$4,218,750	$781,250	$65,149	$9,264,018	$14,329,167

Derek P. D'Antilio
Termination Following Change in Control	$1,400,000	$60,822	$57,759	$1,587,596	$3,106,177
Death/Disability	$—	$—	$—	$952,558	$952,558
Qualifying Termination	$1,400,000	$60,822	$57,759	$952,558	$2,471,139

Michael C. Doogue
Termination Following Change in Control	$621,180	$255,780	$43,316	$4,386,746	$5,307,022
Death/Disability	$—	$—	$—	$2,096,989	$2,096,989
Qualifying Termination	$621,180	$255,500	$43,316	$2,096,989	$3,016,985

Max R. Glover
Termination Following Change in Control	$638,225	$273,525	$43,316	$5,252,867	$6,207,932
Death/Disability	$—	$—	$—	$2,196,981	$2,196,981
Qualifying Termination	$638,225	$273,750	$43,316	$2,196,981	$3,152,271

Thomas C. Teebagy, Jr.
Termination Following Change in Control	$602,990	$248,290	$32,575	$3,911,426	$4,795,280
Death/Disability	$—	$—	$—	$1,848,971	$1,848,971
Qualifying Termination	$602,990	$248,500	$32,575	$1,848,971	$2,733,036

1.Amounts reflect the aggregate value of the RSUs and the PSUs, assuming target performance with respect to the PSUs.

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2022 DIRECTOR COMPENSATION

The director compensation program provides for annual cash retainer fees and long-term equity awards for certain of our eligible non-employee directors. For details of our director compensation program, see “Director Compensation Program” below.
The following table contains information concerning the compensation paid or payable to our non-employee directors in respect of fiscal year 2022 services.

Name[1]	Fees Earned or Paid in Cash[2] ($)	Stock Awards[3] ($)	All Other Compensation[4] ($)	Total ($)
Yoshihiro (Zen) Suzuki[5]	$—	$—	$—	$—
Hideo Takani[5]	$—	$—	$—	$—
Paul Carl (Chip) Schorr IV6	$—	$—	$—	$—
Andrew G. Dunn[6]	$—	$—	$—	$—
Richard R. Lury[7]	$66,769	$170,024	$—	$236,793
Joseph R. Martin[8]	$75,000	$170,024	$—	$245,024
Reza Kazerounian	$47,321	$170,024	$225,000	$442,345
Noriharu Fujita	$47,321	$170,024	$—	$217,345
Christine King[9]	$38,476	$170,024	$—	$208,500
David J. Aldrich[10]	$54,368	$170,024	$—	$224,392
Susan D. Lynch[11]	$23,571	$125,289	$—	$148,860
1.Mr. Vig, our Chief Executive Officer, is not included in this table as he was an employee of the Company during fiscal year 2022 and did not receive any compensation for his services as a director. All compensation paid to Mr. Vig for the services he provided to us during fiscal year 2022 is reflected in the Summary Compensation Table. Messrs. Hatano, Kawashima, and Nargolwala joined the Board in June 2022 after the end of the 2022 fiscal year.
2.Amounts represent the annual cash retainer paid in respect of services provided in fiscal year 2022, payable in quarterly installments in arrears.
3.Amounts reflect the full grant-date fair value of stock awards granted during the 2022 fiscal year computed in accordance with ASC Topic 718, Compensation—Stock Compensation. See note 19 of the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for a discussion of the relevant assumptions used in calculating these amounts. The amounts reported in this column reflect the aggregate grant date fair value as determined for financial accounting purposes and do not correspond to the actual economic value that may be received by the directors from these awards.
4.Amount represents the advisor fees paid to Dr. Kazerounian pursuant to his written consulting agreement with us, as amended on June 28, 2018. For additional information on Dr. Kazerounian’s consulting agreement, see “Certain Relationships and Related Party Transactions—Other Related Party Transactions—Consulting Agreement.”
5.During fiscal year 2022, Messrs. Suzuki and Takani served on our Board of Directors as designees of Sanken and did not receive additional compensation for their service on our Board.
6.During fiscal year 2022, Messrs. Schorr and Dunn served on our Board of Directors as designees of OEP and did not receive additional compensation for their service on our Board, nor did Mr. Schorr receive additional compensation for his service as the Compensation Committee chair.
7.Amount represents fees paid in fiscal year 2022 for services provided as a Compensation Committee member, as well as a member of Nominating and Corporate Governance Committee through August 5, 2021, and as Nominating and Corporate Governance Committee chair from August 5, 2021 through end of fiscal year 2022.
8.Amount represents the annual cash retainer paid in respect of services provided in fiscal year 2022, plus an additional cash retainer paid to Mr. Martin in respect of his service as the Audit Committee chair.

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9.Amount represents the prorated cash retainer for services provided in fiscal year 2022 as an Audit Committee member and as a Compensation Committee member from August 5, 2021 through November 8, 2021. Ms. King's Board service ended on November 8, 2021.
10.Mr. Aldrich commenced service as a director on May 25, 2021 as a member of the Audit Committee. Amount represents the prorated annual cash retainer paid in respect of services provided in fiscal year 2022, and includes a prorated annual cash retainer for his service as a Nominating and Corporate Governance committee member effective from the 2021 annual shareholder's meeting.
11.Ms. Lynch commenced service as a director on November 10, 2021. Amount represents the prorated cash retainer paid in respect of services provided in fiscal year 2022 as an Audit Committee member.
The table below shows the aggregate number of unvested RSUs held as of March 25, 2022 by each non-employee director who was serving as of March 25, 2022.

Name	Unvested RSUs Outstanding at 2022 Fiscal Year End [1] (#)
Yoshihiro (Zen) Suzuki	—
Hideo Takani	—
Paul Carl (Chip) Schorr IV	—
Andrew G. Dunn	—
Richard R. Lury	6,308
Joseph R. Martin	6,308
Reza Kazerounian	6,308
Noriharu Fujita	6,308
David J. Aldrich	6,308
Susan D. Lynch	3,920
1.Amounts represent RSUs that will vest in full on the date of the Annual Meeting, subject to the director’s continued service through the applicable vesting date.

Director Compensation Program
Compensation is made to each member of the Board who is not an employee of the Company, the OEP Investor or Sanken, or their respective subsidiaries (each, an “Eligible Director”).
1.Annual Cash Compensation

Compensation for Eligible Directors
Annual Cash Retainer (Other than Chairman of the Board)	$60,000
Annual Cash Retainer (Chairman of the Board)	$75,000
Additional Cash Retainer for Chair of Audit Committee	$25,000
Additional Cash Retainer for Chair of Compensation Committee	$20,000
Additional Cash Retainer for Chair of Nominating and Corporate Governance Committee	$10,000
Additional Cash Retainer for member of Audit Committee	$10,000
Additional Cash Retainer for member of Compensation Committee	$8,500
Additional Cash Retainer for member of Nominating and Corporate Governance Committee	$5,000
2. Equity Compensation
Each Eligible Director serving on the Board as of the date of the Annual Meeting will be granted an award of RSUs with a value of $185,000, as determined by dividing the amount by the trailing 30-calendar day average closing price of the Company’s Common Stock on Nasdaq through and including the date prior to the applicable grant date.
Eligible Directors elected or appointed to serve on the Board on a date other than the date of the Annual Meeting will be granted a prorated award in the first year of service on the Board.

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EXECUTIVE AND DIRECTOR COMPENSATION
3.     Travel Expenses
Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO’s annual total compensation to the annual total compensation of our other employees.
The annual total compensation for 2022 for our CEO was $11,191,041, as reported in the Summary Compensation Table on page 55. The annual total compensation for 2022 for our median-compensated employee, identified as discussed below, was $8,948, as calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for fiscal year 2022, the ratio of the annual total compensation of our CEO to the total annual compensation of our median-compensated employee was approximately 1,251 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
We chose December 31, 2021 as the date for establishing the employee population used in identifying the median-compensated employee and used fiscal year 2022 as the measurement period. We identified the median-compensated employee using the consistently applied compensation measure of annualized base pay in U.S. dollars for each employee employed as of December 31, 2021. We annualized the compensation measure for permanent employees who joined in 2021. We captured all full-time, part-time, seasonal and temporary employees, consisting of approximately 3,989 individuals.
The annual total compensation of the median-compensated employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock, and (ii) each of our directors, each of our NEOs and all directors and executive officers as a group as of June 9, 2022, unless otherwise indicated.
The number of shares beneficially owned by each shareholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of June 9, 2022 is computed on the basis of 190,803,354 shares of our Common Stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of June 9, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 955 Perimeter Road, Manchester, New Hampshire, 03103. We believe, based on information provided to us, that each of the shareholders listed below has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Shares of Common Stock Beneficially Owned
Name of beneficial owner	Number	Percentage
5% Stockholders
Sanken Electric Co., Ltd.(1)	98,500,097	51.6%
OEP SKNA, L.P.(2)	22,629,247	11.9%

Named Executive Officers and Directors
Ravi Vig(3)	2,254,630	1.2%
Paul V. Walsh, Jr.(4)	794,458	*
Derek P. D’Antilio	—	*
Michael C. Doogue (5)	243,835	*
Max R. Glover	151,387	*
Thomas C. Teebagy, Jr.	21,622	*
Christopher E. Brown	—	*
Yoshihiro (Zen) Suzuki	187,678	*
David J. Aldrich (6)	7,672	*
Andrew G. Dunn	—	*
Reza Kazerounian (7)	207,607	*
Susan D. Lynch (8)	3,920	*
Richard R. Lury (9)	25,300	*
Joseph R. Martin (10)	43,522	*
Paul Carl (Chip) Schorr IV (2)	22,629,247	11.9%
Noriharu Fujita (11)	10,036	*
All executive officers and directors as a group (16 individuals)	25,858,839	13.6%
*    Represents beneficial ownership of less than 1%.
(1)    The Schedule 13G/A filed with the SEC by Sanken on February 10, 2022 indicated that Sanken is the beneficial owner of 98,500,097 shares of Common Stock. The address of Sanken Electric Co., Ltd. is 3-6-3 Kitano, Niiza-shi, Saitama-ken, 352-8666, Japan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(2)    The Schedule 13G/A filed with the SEC by OEP SKNA, L.P. (“OEP”) on February 10, 2022 indicated that OEP is the beneficial owner of 22,629,247 shares of our common stock. All such shares are held by OEP SKNA, L.P. OEP VI GP, Ltd. (“OEP VI GP”) is the general partner of OEP VI General Partner, L.P., which is the managing member of OEP SKNA GP, LLC, which in turn is the general partner of OEP. Richard Cashin, David Han, James B. Cherry, Gregory Belinfanti, Paul Carl (Chip) Schorr IV, Johann-Melchior von Peter and Jamie Koven are the members of OEP VI GP. Each of the individuals and entities mentioned above may be deemed to share beneficial ownership of the securities held by OEP. The address of OEP is c/o One Equity Partners, 510 Madison Avenue, 19th Floor, New York, NY 10022.
(3)    Includes 879,270 shares of Common Stock held by three trusts (293,090 in each trust) for which Mr. Vig’s children are the beneficiaries. Mr. Vig’s spouse is the trustee of each such trust.
(4)    Includes 659,851 shares of common stock held by the Paul V. Walsh, Jr. Trust, of which Mr. Walsh is a trustee.
(5)    Includes 218,719 shares of Common Stock held by The Michael C. Doogue Revocable Trust of 2015, of which Mr. Doogue is a trustee.
(6)    Includes 6,308 RSUs that will vest on August 4, 2022.
(7)    Includes 6,308 RSUs that will vest on August 4, 2022.
(8)    Includes 3,920 RSUs that will vest on August 4, 2022.
(9)    Includes 6,308 RSUs that will vest on August 4, 2022.
(10)    Includes 6,308 RSUs that will vest on August 4, 2022.
(11)    Includes 6,308 RSUs that will vest on August 4, 2022.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy that provides that our Audit Committee will approve or ratify related person transactions required to be disclosed pursuant to Item 404 of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below was entered into prior the adoption of our related person transaction policy.
Related Person Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive and Director Compensation,” the following is a description of each transaction or agreement since March 28, 2020 and each currently proposed transaction in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our Common Stock, or any immediate family member of, or person sharing a household with, any of these individuals or entities, had or will have a direct or indirect material interest.
The following descriptions include summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to the full text of any such agreement filed as an exhibit to our 2022 Annual Report.
Related Party Agreements
Wafer Foundry Agreement
In April 2013, Allegro MicroSystems, LLC, our wholly owned subsidiary (“AML”), entered into a semiconductor wafer foundry agreement with Polar Semiconductor, LLC (“PSL”) (as amended, the “Wafer Foundry Agreement”). Under the Wafer Foundry Agreement, PSL produces wafers for sale to AML in response to purchase orders AML submits on a weekly basis. Purchase orders under the Wafer Foundry Agreement are binding, provided that AML may cancel any such order subject to paying the applicable termination charges as set forth in the Wafer Foundry Agreement. Wafer and mask pricing is established by AML and PSL based on a six-month binding forecast finalized at the beginning of each new fiscal half-year period, subject to mutually agreed-upon pricing adjustments for increases or decreases in excess of a specified percentage of forecasted volumes. The Wafer Foundry Agreement also grants to PSL a non-exclusive, non-transferable, royalty-free license to use certain technology and intellectual property rights of AML to manufacture such semiconductor wafers in PSL’s Bloomington, Minnesota wafer fabrication facility.
The Wafer Foundry Agreement provides that PSL will reimburse AML for AML’s reasonable and verifiable costs incurred for product recalls and the sorting, inspection, replacement, repair, disposal and/or re-shipment of defective products resulting from the non-conformity of any wafer purchased from PSL, subject to an agreed-upon cap, and provided the amount of any such claim must exceed a specified de minimis amount.
As part of the transaction in which we divested a majority of our ownership interest in PSL to Sanken (the “PSL Divestiture”), AML and PSL amended the Wafer Foundry Agreement to, among other things, require AML to submit a rolling three-year forecast of its total production wafer requirements by process technology, to be updated on an annual basis. In the event AML does not purchase at least 90% of its annual forecasted volumes for a fiscal year, calculated on a per-quarter basis (the “Minimum Purchase Quantity”), AML will be required to pay to PSL, within 60 days following the end of the applicable fiscal year, a “shortfall amount” equal to the fixed direct cost per production wafer multiplied by the difference between the actual number of production wafers purchased by AML and the Minimum Purchase Quantity. The Wafer Foundry Agreement, as amended, has

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
an initial term of three years and may be renewed for additional one-year periods by mutual written agreement of the parties. During the fiscal year ended March 25, 2022, AML made aggregate purchases of $55.3 million from PSL pursuant to the Wafer Foundry Agreement.
Technology Agreement
In April 2015, PSL and Sanken entered into a discrete technology development agreement (as amended, the “Discrete Technology Development Agreement”), pursuant to which the parties agreed upon the general terms under which they, from time to time, undertook certain activities (the “Discrete Development Activities”) to develop new technologies to be used by PSL to manufacture products for Sanken, as well as the ownership and use of such technologies following their development. In June 2018, we, PSL and Sanken entered into an amendment to the Discrete Technology Development Agreement pursuant to which the parties agreed to the assignment of all rights and obligations of PSL under such agreement to us and to certain amendments to the terms of such agreement. The Discrete Technology Development Agreement provided that the expenses for all Discrete Development Activities to be shared equally by us and Sanken on an annual basis (subject to any exceptions upon which the parties may agree from time to time). During the fiscal year ended March 26, 2021, we accrued $0.6 million included in amounts due to related party under this agreement, which was paid in the first quarter of fiscal year 2022. The Discrete Technology Development Agreement terminated on March 31, 2021 in accordance with its terms. No further development activities or payments are expected under this agreement in the future.
Notes Receivable from PSL
On December 2, 2021, AML entered into a loan agreement with PSL wherein PSL provided an initial promissory note to AML for a principal amount of $7.5 million (the “Initial PSL Loan”). The Initial PSL Loan will be repaid in equal installments, comprising of principal and interest accrued at 1.26% per annum, over a term of four years with payments due on the first day of each calendar year quarter (April 1st, July 1st, October 1st, and January 1st). In addition, PSL has the option of borrowing up to an additional $7.5 million on or around January 1, 2023 under the same terms of the PSL Loan (the “Secondary PSL Loan” and, together with the Initial PSL Loan, the “PSL Promissory Notes”). PSL has informed the Company of its intent to elect its option of the Secondary PSL Loan during fiscal year 2023. The loan funds will be used by PSL to procure a deep ultraviolet scanner and other associated manufacturing tools necessary to increase wafer fabrication capacity in support of the Company’s increasing wafer demand. As of March 25, 2022, the outstanding balance of the PSL Promissory Notes was $7.5 million. On April 1, 2022, PSL made a quarterly payment to AML of $500,011, which included $31,261 of interest income.
Distribution of Allegro Products in Japan
In July 2007, we entered into a distribution agreement with Sanken pursuant to which we appointed Sanken to act as the exclusive distributor of our products (subject to certain exceptions for any products we and Sanken agree to exclude) in Japan (the “Japan Distribution Agreement”). The price Sanken is required to pay for our products under the Japan Distribution Agreement is set as a percentage of the selling price of such products to Sanken’s end customers. In addition, Sanken is entitled to a commission equal to a certain percentage of its Net Sales (as defined in the Japan Distribution Agreement) of design-in products. The current term of the Japan Distribution Agreement will expire on March 31, 2025, provided that the agreement will automatically renew for successive three-year periods until either party gives notice of termination at least 12 months prior to the expiration of the then-current term. Each party also has the right to terminate the Japan Distribution Agreement immediately if the other party experiences certain events of bankruptcy or insolvency, or upon the expiration of the specified cure period in the event of a default by the other party. During the fiscal year ended March 25, 2022, Sanken purchased $148.8 million of products from us under this agreement. In May 2022, the Company issued a letter of intent with Sanken to develop a plan to transition the supply chain and sales activity in Japan from Sanken to the Company. During the planning process, both parties will define the transition timeline and method for customer communication, supply chain transfer and sales coverage. The parties will also define a method to continue engagement with Sanken on the support of select customers.
Transactions Involving Sanken
The Company sells products to, and purchases in-process products from Sanken. Net sales of the Company’s products to Sanken totaled approximately $148.8 million during the fiscal year ended March 25, 2022. Trade accounts receivables, net of allowances from Sanken totaled $27.3 million as of March 25, 2022. Other accounts receivable from Sanken totaled approximately $104,000 as of March 25, 2022.
Sublease Agreement
In 2014, our subsidiary, Allegro MicroSystems Business Development, Inc. (“Allegro Business Development”), entered into a sublease agreement with Sanken pursuant to which Allegro Business Development subleases certain office building space in

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Japan from Sanken. The sublease automatically renews on an annual basis unless either party provides notice to the other party otherwise, and the agreement can be terminated by either party upon providing six months’ notice. We made aggregate payments of approximately $200,000 to Sanken under the sublease agreement during the fiscal year ended March 25, 2022.
Consulting Agreement
We entered into an executive advisor agreement (the “Consulting Agreement”) with Reza Kazerounian on September 28, 2017, before Dr. Kazerounian became a member of our Board, pursuant to which we engaged Dr. Kazerounian to serve as an executive advisor to our Board and our CEO. On June 28, 2018, in connection with Dr. Kazerounian’s appointment to our Board, we amended the Consulting Agreement, effective as of August 1, 2018. The Consulting Agreement, as amended, provides for the following current compensation for Dr. Kazerounian’s services: (i) a monthly cash fee in the amount of $18,750 and (ii) performance bonus eligibility, payable from time to time in an amount determined by the Board (in its sole discretion). The Consulting Agreement provides that if Dr. Kazerounian’s consulting relationship is terminated by our Board, then he will be entitled to a termination payment in the amount of $180,000. Our Board and Dr. Kazerounian each have the right to terminate the Consulting Agreement at any time. In addition, the Consulting Agreement contains customary confidentiality and non-disclosure restrictions, an assignment of inventions provision and employee non-solicitation and non-competition restrictions, each of which are effective during the term of the agreement and for five years after the Consulting Agreement is terminated (or such longer period as may be permitted under applicable law). During the fiscal year ended March 25, 2022, we paid aggregate fees of approximately $260,000 to Dr. Kazerounian pursuant to the Consulting Agreement.
Stockholders Agreement
We are party to the Stockholders Agreement with Sanken and the OEP Investor. For more information, see “Corporate Governance—Stockholders Agreement” above.
Management Relationships with Sanken and PSL
Yoshihiro (Zen) Suzuki, our Chairman of our Board, served as Chairman and Chief Executive Officer of PSL until May 24, 2022 and is expected to retire as a director and as the Senior Vice President at Sanken on June 24, 2022. In addition, Noriharu Fujita, Richard Lury and Hideo Takani, each current or former members of our Board, were also members of the board of directors of Sanken during the fiscal year ending March 25, 2022. Mr. Takani retired as a director and as the Senior Corporate Officer and Vice President of Corporate Administration at Sanken on June 25, 2021. See “Corporate Governance—Stockholders Agreement” for additional information.
Employment Relationship with Kojiro Hatano
Mr. Hatano has served as Manager of Business Performance for the Company since January 2006. During fiscal year 2022 he received compensation, consisting of salary, benefits and reimbursement of living expenses of approximately $206,000 from the Company. This amount was partially reimbursed to the Company by Sanken.
As disclosed in his, bio, Mr. Hatano has also had roles with Sanken and PSL. Mr. Hatano has served as General Manager of U.S. Business Enhancement for Sanken since April 2022. He was recently named Chairman and Chief Executive Officer of PSL, effective May 24, 2022. In addition, since May 2021, Mr. Hatano has served as a member of the board of directors of PSL, and he has served on the board of directors of another Sanken affiliate since March 2020.
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

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SHAREHOLDERS’ PROPOSALS
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 955 Perimeter Road, Manchester, New Hampshire, 03103 in writing not later than February 22, 2023.
Shareholders intending to present a proposal at the 2023 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a proposal or nomination for the 2023 Annual Meeting of Shareholders no earlier than April 6, 2023 and no later than May 6, 2023. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Shareholders is more than 30 days before or more than 60 days after August 4, 2023, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2023 Annual Meeting (i.e., May 6, 2023) or, if later, the close of business on the 10th day following the day the Company first publicly discloses the date of the 2023 Annual Meeting.
In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules (once they become effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than June 5, 2023.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will use their discretion to vote thereon.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by the Company. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

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ANNUAL REPORT ON FORM 10-K
A copy of Allegro’s Annual Report on Form 10-K for the fiscal year ended March 25, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any shareholder of record as of June 9, 2022 without charge upon written request addressed to:
Allegro MicroSystems, Inc.
Attention: Secretary
955 Perimeter Road
Manchester, New Hampshire, 03103
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at investors.allegromicro.com/financials/annual-reports. You also may access our Annual Report on Form 10-K for the fiscal year ended March 25, 2022 at investors.allegromicro.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED PRINTED COPIES OF OUR PROXY MATERIALS, YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Sharon S. Briansky, Senior Vice President, General Counsel and Secretary
Manchester, New Hampshire
June 22, 2022

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APPENDIX A
Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP Gross Profit, non-GAAP Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP Net Income and non-GAAP Basic and Diluted Earnings per Share (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. By presenting these Non-GAAP Financial Measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance, and we believe that investors’ understanding of our performance is enhanced by our presenting these Non-GAAP Financial Measures, as they provide a reasonable basis for comparing our ongoing results of operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management and the investment community with valuable insight into matters such as: our ongoing core operations, our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance. These Non-GAAP Financial Measures are used by both management and our board of directors, together with the comparable GAAP information, in evaluating our current performance and planning our future business activities. In particular, management finds it useful to exclude non-cash charges in order to better correlate our operating activities with our ability to generate cash from operations and to exclude certain cash charges as a means of more accurately predicting our liquidity requirements. We believe that these Non-GAAP Financial Measures, when used in conjunction with our GAAP financial information, also allow investors to better evaluate our financial performance in comparison to other periods and to other companies in our industry.
These Non-GAAP Financial Measures have significant limitations as analytical tools. Some of these limitations are that:
•such measures do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
•such measures exclude certain costs which are important in analyzing our GAAP results;
•such measures do not reflect changes in, or cash requirements for, our working capital needs;
•such measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•such measures do not reflect our tax expense or the cash requirements to pay our taxes;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future;
•such measures do not reflect any cash requirements for such replacements; and
•other companies in our industry may calculate such measures differently than we do, thereby further limiting their usefulness as comparative measures.
The Non-GAAP Financial Measures are supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. These Non-GAAP Financial Measures should not be considered as substitutes for GAAP financial measures such as gross profit, gross margin, net income or any other performance measures derived in accordance with GAAP. Also, in the future we may incur expenses or charges such as those being adjusted in the calculation of these Non-GAAP Financial Measures. Our presentation of these Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items.
Our prior disclosure referred to non-GAAP Gross Profit and non-GAAP Gross Margin as Adjusted Gross Profit and Adjusted Gross Margin, respectively. No changes have been made to how we calculate these measures.
Non-GAAP Gross Profit and Non-GAAP Gross Margin
We calculate non-GAAP Gross Profit and non-GAAP Gross Margin excluding the items below from cost of goods sold in applicable periods, and we calculate non-GAAP Gross Margin as non-GAAP Gross Profit divided by total net sales.

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APPENDIX A
•Voxtel, Inc. (“Voxtel”) inventory impairment—Represents costs related to the discontinuation of one of our product lines manufactured by our subsidiary, Voxtel.
•Inventory cost amortization—Represents intercompany inventory transactions incurred from purchases made from PSL in fiscal year 2020. Such costs are one-time incurred expenses impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs did not have a continuing impact on our operating results after our second fiscal quarter of fiscal year 2021.
•Foundry service payment—Represents foundry service payments incurred under our Price Support Agreement with PSL in respect to the guaranteed capacity at PSL to support our production forecast and are one-time costs incurred impacting our operating results during fiscal year 2021 following the PSL Divestiture. Such costs did have a continuing impact on our operating results after fiscal year 2021.
•Stock-based compensation—Represents non-cash expenses arising from the grant of stock-based awards.
•Our former manufacturing facility in Thailand (the “AMTC Facility”) consolidation one-time costs—Represents one-time costs incurred in connection with closing of the AMTC Facility and transitioning of test and assembly functions to the AMPI Facility announced in fiscal year 2020, consisting of: moving equipment between facilities, contract terminations and other non-recurring charges. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021, and we sold the AMTC Facility in August 2021. These costs are in addition to, and not duplicative of, the adjustments noted in note (*) below.
•Amortization of acquisition-related intangible assets—Represents non-cash expenses associated with the amortization of intangible assets in connection with the acquisition of Voxtel, which closed in August 2020.
•COVID-19 related expenses—Represents expenses attributable to the COVID-19 pandemic primarily related to increased purchases of masks, gloves and other protective materials, and overtime premium compensation paid for maintaining 24-hour service at our primary internal assembly and test facility based in Manila, Philippines (the “AMPI Facility”).
(*) Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments consisting of:
•Additional AMTC-related costs—Represents costs relating to the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility in the Philippines announced in fiscal year 2020, consisting of the net savings resulted from or expected to result from the movement of work to the AMPI Facility, which facility had duplicative capacity based on the buildouts of the AMPI Facility in fiscal years 2019 and 2018. The elimination of these costs did not reduce our production capacity and, therefore, did not have direct effects on our ability to generate revenue. The closure and transition of the AMTC Facility was substantially completed as of the end of March 2021.
•Out-of-period adjustment for depreciation expense of giant magnetoresistance assets (“GMR assets”)—Represents a one-time depreciation expense related to the correction of an immaterial error, related to 2017, for certain manufacturing assets that have reached the end of their useful lives.
EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin
We calculate EBITDA as net income minus interest income (expense), tax provision (benefit), and depreciation and amortization expenses. We calculate Adjusted EBITDA as EBITDA excluding the same items excluded above and also excluding the items below in applicable periods. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total net sales.
•Non-core loss (gain) on sale of equipment—Represents non-core miscellaneous losses and gains on the sale of equipment.
•Miscellaneous legal judgment charge—Represents a one-time charge associated with the final payment of the previously accrued amount payable with respect to a value-added tax (VAT) dispute related to the construction of the AMPI Facility.
•Loss on debt extinguishment—Represents one-time costs representing deferred financing costs associated with the $300.0 million of our term loan facility repaid during the fiscal year ended March 26, 2021.
•Foreign currency translation loss—Represents losses and gains resulting from the remeasurement and settlement of intercompany debt and operational transactions, as well as transactions with external customers or vendors denominated in currencies other than the functional currency of the legal entity in which the transaction is recorded.
•Income in earnings of equity investment—Represents our equity method investment in PSL.

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APPENDIX A
•Unrealized losses (gains) on investments—Represents mark-to-market adjustments on equity investments with readily determinable fair values.
•Transaction fees—Represents transaction-related legal and consulting fees incurred primarily in connection with (i) the acquisition of Voxtel in fiscal year 2020, (ii) one-time transaction-related legal and consulting fees in fiscal 2021, (iii) one-time transaction-related legal, consulting and registration fees related to a secondary offering on behalf of certain stockholders in fiscal 2022, and (iv) one-time transaction-related legal and consulting fees in fiscal 2022 not related to (iii) above.
•Severance—Represents severance costs associated with (i) labor savings initiatives to manage overall compensation expense as a result of the declining sales volume during the applicable period, including a voluntary separation incentive payment plan for employees near retirement and a reduction in force, (ii) the closing of the AMTC Facility and the transitioning of test and assembly functions to the AMPI Facility announced and initiated in fiscal year 2020, (iii) costs related to the discontinuation of one of our product lines manufactured by Voxtel in fiscal year 2022, and (iv) nonrecurring separation costs related to the departure of an officer in fiscal year 2022.
•Impairment of long-lived assets—Represents impairment charge incurred in connection with the sale of the AMTC Facility.
•Change in fair value of contingent consideration—Represents the change in fair value of contingent consideration payable in connection with the acquisition of Voxtel.
(**) Adjusted EBITDA does not include adjustments consisting of those set forth in note (*) to the calculation of non-GAAP Gross Profit, and the corresponding calculation of non-GAAP Gross Margin, above or:
•Labor savings—Represents salary and benefit costs related to employees whose positions were eliminated through voluntary separation programs or other reductions in force (not associated with the closure of the AMTC Facility or any other plant or facility) and a restructuring of overhead positions from high-cost to low-cost jurisdictions net of costs for newly hired employees in connection with such restructuring.
Non-GAAP Net Income and Non-GAAP Basic and Diluted Earnings Per Share
We calculate non-GAAP Profit before Tax as Income (Loss) before Income Taxes excluding the same items excluded above and also excluding the item below in applicable periods. We calculate non-GAAP Net Income as Net Income excluding the same items excluded above and also excluding the item below in applicable periods.
•Interest on repaid portion of term loan facility—Represents interest expense associated with the $300.0 million of our term loan facility repaid during the period.
•Tax effect of adjustments to GAAP results—Represents the estimated income tax effect of the adjustments to non-GAAP Profit Before Tax described above and elimination of discrete tax adjustments.

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APPENDIX A

	Fiscal Year Ended
	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Gross Profit

GAAP Gross Profit	$407,460	$278,902

Voxtel inventory impairment	3,106	—
Inventory cost amortization	—	2,698
Foundry service payment	—	5,930
Stock-based compensation	3,176	5,158
AMTC Facility consolidation one-time costs	144	2,184
Amortization of acquisition-related intangible assets	1,092	651
COVID-19 related expenses	1,092	202
Total Non-GAAP Adjustments	$8,610	$16,823

Non-GAAP gross profit*	$416,070	$295,725
Non-GAAP gross margin	54.1%	50.0%
*Non-GAAP Gross Profit and the corresponding calculation of non-GAAP Gross Margin do not include adjustments for the following components of our net income: additional AMTC Facility related costs of $— and $6,553 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and out-of-period adjustment for depreciation expense of GMR assets of $— and $768 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

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APPENDIX A

	Fiscal Year Ended
	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of EBITDA and Adjusted EBITDA

GAAP Net Income	$119,555	$18,101

Interest (income) expense, net	1,057	2,603
Income tax provision (benefit)	21,191	(19,552)
Depreciation & amortization	48,527	48,307
EBITDA	$190,330	$49,459

Non-core loss (gain) on sale of equipment	(349)	442
Voxtel inventory impairment	3,106	—
Miscellaneous legal judgment charge	—	574
Loss on debt extinguishment	—	9,055
Foreign currency translation loss	568	2,889
Income in earnings of equity investment	(1,007)	(1,413)
Unrealized losses (gains) on investments	(3,722)	—
Stock-based compensation	33,548	49,870
AMTC Facility consolidation one-time costs	803	7,812
COVID-19 related expenses	2,618	5,228
Impairment of long-lived assets	—	7,119
Change in fair value of contingent consideration	(2,000)	(2,500)
Transaction fees	1,503	7,444
Severance	746	156
Inventory cost amortization	—	2,698
Foundry service payment	—	5,930
Adjusted EBITDA*	$226,144	$144,763
Adjusted EBITDA Margin* (% of net sales)	29.4%	24.5%
*Adjusted EBITDA and the corresponding calculation of Adjusted EBITDA Margin do not include adjustments for the following components of our net income: AMTC additional costs of $— and $7,276 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and labor savings costs of $— and $218 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

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APPENDIX A

	Fiscal Year Ended
	March 25, 2022	March 26, 2021
	(Dollars in thousands)
Reconciliation of Non-GAAP Net Income

GAAP Net Income	$119,555	$18,101
GAAP Basic Earnings per Share	$0.63	$0.22
GAAP Diluted Earnings per Share	$0.62	$0.10

Non-core loss (gain) on sale of equipment	(349)	442
Voxtel inventory impairment	3,106	—
Miscellaneous legal judgment charge	—	574
Loss on debt extinguishment	—	9,055
Foreign currency translation loss	568	2,889
Income in earnings of equity investment	(1,007)	(1,413)
Unrealized losses (gains) on investments	(3,722)	—
Inventory cost amortization	—	2,698
Foundry service payment	—	5,930
Stock-based compensation	33,548	49,870
Interest on repaid portion of Term Loan Facility	—	2,163
AMTC Facility consolidation one-time costs	803	7,812
Amortization of acquisition-related intangible assets	1,182	768
COVID-19 related expenses	2,618	5,228
Impairment of long-lived assets	—	7,119
Change in fair value of contingent consideration	(2,000)	(2,500)
Transaction fees	1,503	7,444
Severance	746	156
Tax effect of adjustments to GAAP results	(6,415)	(34,486)

Non-GAAP Net Income*	$150,136	$81,850
Basic weighted average common shares	189,748,427	83,448,055
Diluted weighted average common shares	191,811,205	176,416,645
Non-GAAP Basic Earnings per Share	$0.79	$0.98
Non-GAAP Diluted Earnings per Share	$0.78	$0.46
*Non-GAAP Net Income does not include adjustments for the following components of our net income: additional AMTC Facility related costs of $— and $7,276 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, labor savings costs of $— and $218 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and out-of-period adjustment for depreciation expense of GMR assets of $— and $768 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively, and (ii) the related tax effect of adjustments to GAAP results of $— and $1,851 for the fiscal years ended March 25, 2022 and March 26, 2021, respectively.

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Innovation with purpose Allegro microsystems vote Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/ALGM or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/ALGM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2022 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposal 2 and 1 year for Proposal 3 1. To elect four individuals to the Board of Directors for three-year terms expiring in 2025: For Withhold 01 - Yoshihiro (Zen) Suzuki 02 - David J. Aldrich 03 - Kojiro (Koji) Hatano 04 - Paul Carl (Chip) Schorr IV 2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. For Against Abstain 3. To approve, on an advisory basis, the preferred frequency of future advisory votes on executive compensation. 1 year 2 years 3 years abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
The 2022 Annual Meeting of Shareholders of Allegro MicroSystems, Inc. will be held on Thursday, August 4, 2022, 8:30 A.M. Eastern time, virtually via the internet at https://meetnow.global/MMASC6Z. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/ALGM Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/ALGM IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ALLEGRO MICROSYSTEMS, INC. Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by the Board of Directors for Annual Meeting — August 4, 2022 The Shareholder signing on the reverse side (the “undersigned”), having received the Fiscal 2022 Annual Report, Notice of Annual Meeting of Shareholders and the Proxy Statement of Allegro MicroSystems, Inc. (the “Company”), hereby appoint(s) Vineet Nargolwala, Derek P. D’Antilio, and Sharon S. Briansky, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Company’s Annual Meeting of Shareholders to be held on August 4, 2022, and all adjournments thereof (the “Meeting”), and to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Meeting. The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors of the Company in the event that any of the nominees are unavailable to serve. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent, registered public accounting firm for 2023, and for 1 YEAR as the preferred frequency of future advisory votes on executive compensation. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

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